Exhibit 10.1

CONTRIBUTION AGREEMENT

by and among

Ashford Hospitality Limited Partnership
a Delaware limited partnership

and

Ashford TRS Corporation
a Delaware corporation

(collectively, “Contributor”)

and

Stirling REIT OP, LP,
a Delaware limited partnership
(“Stirling”)

Page

ARTICLE I	DEFINITIONS	1

1.1	Definitions	1

ARTICLE II	CONTRIBUTION; ISSUANCE OF NAV UNITS	10

2.1	Contribution	10

2.2	Tax Contribution	10

2.3	Issuance of Units	10

2.4	Monetary Title Encumbrances	10

ARTICLE III	CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES	10

3.1	Organization and Power	10

3.2	Authorization and Execution	10

3.3	Non-contravention	10

3.4	Compliance with Existing Laws	11

3.5	Operating Agreements	11

3.6	Condemnation Proceedings; Roadways	11

3.7	Actions or Proceedings	11

3.8	Occupancy Agreements	11

3.9	Contributor Is Not a “Foreign Person.”	11

3.10	Bankruptcy	11

3.11	Contributed Companies; Contributed Interests	11

3.12	Existing Loan/Lien	12

3.13	Terrorism	12

3.14	LIMITATION ON CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES	13

ARTICLE IV	STIRLING’S REPRESENTATIONS AND WARRANTIES	14

4.1	Organization and Power	14

4.2	Authorization and Execution	14

4.3	Non-contravention	15

4.4	Litigation	15

4.5	Patriot Act	15

4.6	Capitalization; Valid Issuance of Units	15

4.7	Terrorism	15

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(continued)

Page

ARTICLE V	COVENANTS	16

5.1	Delivery of Tax Information	16

5.2	Cooperation on Tax Matters	16

5.3	Partnership Agreement	17

5.4	Lock-Up Agreement	17

5.5	Restrictions on Transfer of Property by Stirling	17

ARTICLE VI	CLOSING	19

6.1	Closing	19

6.2	Contributor’s Deliveries	19

6.3	Stirling’s Deliveries	20

6.4	Mutual Deliveries	20

6.5	Closing Costs	20

ARTICLE VII	GENERAL PROVISIONS	21

7.1	Broker	21

7.2	Bulk Sale and Tax Clearance Certificates	21

7.3	Liquor Licenses	21

ARTICLE VIII	SURVIVAL; INDEMNIFICATION AND RELEASE	21

8.1	Survival of Representations and Warranties and Covenants; Limitation on Indemnification Obligations	21

8.2	Indemnification by Contributor	22

8.3	Indemnification by Stirling	22

8.4	Effect of Insurance or Other Reimbursement	22

8.5	Gross Negligence or Willful Misconduct of Indemnitee	22

8.6	Limitation of Liability	23

8.7	Exclusive Remedy for Indemnification Loss	23

8.8	This Article VIII shall survive the Closing	23

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(continued)

Page

ARTICLE IX	GENERAL	24

9.1	Modification	24

9.2	Assignments	24

9.3	Successors and Assigns	24

9.4	Days	24

9.5	Governing Law	24

9.6	Counterparts	24

9.7	Severability	25

9.8	Notices	25

9.9	Incorporation by Reference	25

9.10	Further Assurances	25

9.11	No Partnership	25

9.12	Time of Essence	25

9.13	Signatory Exculpation	26

9.14	Rules of Construction	26

9.15	No Recording	26

9.16	Signatures	26

9.17	Survival	26

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of December 6, 2023 (the “Effective Date”), by and among Ashford Hospitality Limited Partnership, a Delaware limited partnership (“AHLP”) and Ashford TRS Corporation, a Delaware corporation (“Ashford TRS” and, together with AHLP, “Contributor”), and Stirling REIT OP, LP, a Delaware limited partnership (“Stirling”).

R E C I T A T I O N S:

A.            Contributor is the owner of one hundred percent (100%) of the equity interests set forth on Schedule 1 attached hereto (the “Contributed Interests”) in the entities set forth on Schedule 1 attached hereto (the “Contributed Entities”).

B.            The Contributed Entities own one hundred percent (100%) of the direct and indirect equity interests in the subsidiaries set forth on Schedule 1 attached hereto (the “Subsidiaries” and, together with the Contributed Entities, the “Contributed Companies”).

C.            Certain of the Subsidiaries (i) are the owners of the Hotel (collectively, the “Hotel Owner”), or (ii) are the owner of an operating lessee interest in the Hotel (collectively, the “Operating Lessee”), as set forth on Schedule 2 attached hereto.

D.            Contributor desires to contribute to Stirling, and Stirling desires to receive from Contributor, all of the Contributed Interests in exchange for certain consideration, including the issuance of certain Units by Stirling to Contributor as set forth in Section 2.2 and as allocated in accordance with Schedule 3.

NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:

ARTICLE I
DEFINITIONS

1.1            Definitions. The following terms shall have the indicated meanings:

“Advance Bookings” shall mean reservations and agreements made or entered into by Operating Lessee or Manager in the ordinary course of business prior to Closing for hotel rooms or meeting rooms to be utilized after Closing, or for catering services or other hotel services to be provided after Closing at or by the Hotel.

“Affiliate” of a Person shall mean (i) any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person, or (ii) any other Person in which such Person has a direct or indirect equity interest constituting at least a majority interest of the total equity of such other Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt and for purposes of this Agreement, Contributor and Stirling shall not be Affiliates following the Closing on account of Contributor’s ownership of the Units.

“Allocable Debt Balance” shall mean the aggregate outstanding principal balance of the Contributed Entities Debt as of the date hereof.

“Allocated Share” means, for the Contributor, and for each taxable year during the Protected Period, the sum of (i) the share of Recourse Liabilities of Stirling allocated to the Contributor pursuant to the allocation method of Treasury Regulation Section 1.752-1 and (ii) the share of Nonrecourse Liabilities of Stirling allocated to the Contributor pursuant to the allocation method of Treasury Regulation Section 1.752-3.

“Applicable Laws” shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority affecting the Property or the ownership, operation, use, maintenance or condition thereof.

“Assignment of Contributed Interests” shall mean one or more Assignment of Contributed Interests in the form attached hereto as Exhibit A contributing the Contributed Interests to Stirling.

“Authorizations” shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or office, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.

“Borrowing Entities” shall mean the Hotel Owner and any other Person that is a “Borrower” under the Existing Loan/Lien documents.

“Cap” shall have the meaning given such term in Section 8.1 hereof.

“Closing” shall mean the consummation of the contribution of the Contributed Interests pursuant to this Agreement and shall be deemed to occur on the Closing Date.

“Closing Date” shall mean the date on which the Closing shall occur, which shall be on the Effective Date.

“Closing Documents” shall mean the documents defined as such in Section 6.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contributed Companies” shall have the meaning ascribed thereto in the Recitals.

“Contributed Company Equity Interests” shall mean all of the equity interests in the Contributed Companies.

“Contributed Entities” shall have the meaning ascribed thereto in the Recitals.

“Contributed Entities Debt” shall mean, with respect to the Contributed Entities, the (i) Existing Loan/Lien, (ii) any Required Replacement Debt and (iii) any Permitted Refinancing Debt, as long as all such debt is still outstanding. Contributed Entities Debt does not include any Matured Debt.

“Contributor Indemnitees” shall mean the Contributor and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Contributed Interests” shall have the meaning ascribed thereto in the Recitals.

“Contribution Value” shall mean $65,223,581.00, which takes into account such adjustments as necessary to account for the Estimated Net Working Capital.

“Company” shall mean Stirling Hotels & Resorts, Inc., a Maryland corporation.

“Crossroads” shall mean Crossroads Hospitality Management Company, LLC (or its applicable Affiliate).

“Crossroads Management Agreement” shall mean each Management Agreement with Crossroads, as Manager.

“Deductible” shall have the meaning given such term in Section 8.1 hereof.

“Escrow Agent” shall mean Kensington Vanguard National Title, 5949 Sherry Lane, Suite 111, Dallas, Texas 75225, Attn: Trey Lentz.

“Estimated Net Working Capital” shall mean $1,207,538.00.

“Excess Amount” shall have the meaning given such term in Section 6.6 hereof.

“Existing Loan/Lien” shall mean those certain loans made by Lender and secured by a mortgage/deed of trust lien on the Property, as described on Schedule 4 attached hereto.

“Existing Loan/Lien Balance” shall mean the outstanding principal balance of the Existing Loan/Lien as of the Closing Date.

“Existing Loan/Lien Guaranty Agreements” shall mean those recourse carve-out guaranties and environmental indemnity agreements made by AHLP, Stirling and Lender in connection with the Existing Loan/Liens, as described on Schedule 5 attached hereto.

“Final Net Working Capital” shall have the meaning given such term in Section 6.6 hereof.

“FIRPTA Certificate” shall mean the affidavit of each of AHLP and Ashford TRS under Section 1445 of the Code, in substantially the form attached hereto as Exhibit B.

“Fraud” means, with respect to any party, the actual and intentional misrepresentation of material fact by such party in the making of any representation or warranty set forth herein constituting common law fraud under the laws of the State of Texas.

“Governmental Authority” shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, office or instrumentality, foreign or domestic, or any of them.

“Hotel” shall mean the hotels set forth on Schedule 2 attached hereto and situated on the Property.

“Hotel Owner” shall have the meaning ascribed thereto in the Recitals.

“Improvements” shall mean the Hotel and all other buildings, improvements, and other items of real estate located on the Land.

“Indemnifiable Claim” shall have the meaning given such term in Section 8.6(a) hereof.

“Indemnification Loss” means, with respect to any Indemnitee, any actual (and not contingent) liability, damage, loss, cost or expense, including reasonably attorneys’ fees and expenses and court costs, incurred by the Indemnitee as a result of the act, omission or occurrence in question or any Third-Party Claim; provided that, “Indemnification Loss” shall not include (a) any consequential, incidental, indirect, special, punitive, exemplary or treble damages, (b) calculations of damages or loss using loss of future revenue, income or profits or diminution of value, (c) damages based on a multiple of value or (d) loss of business reputation or opportunity.

“Indemnified Tax Amount” means, with respect to any Contributor (or its Indirect Owners), determined as of any time during the Protected Period, the aggregate federal and state Taxes calculated taking into account the deductibility for federal income tax purposes, of any such state Taxes incurred by such Contributor (or its Indirect Owners) (such Taxes so calculated, the “Aggregate Tax Liability”) as a result of such Contributor’s (or its Indirect Owners’): (i) Protected Gain by reason of a transfer of a Contributed Entity in violation of Section 5.5(a) or (ii) gain under Sections 731 or 752 of the Code by reason of a breach by Stirling of Section 5.5(b), calculated as set forth below. For purposes of computing the Aggregate Tax Liability of a Contributor (or Indirect Owners thereof), a Contributor’s (or Indirect Owner’s) Aggregate Tax liability shall be computed using the highest marginal income tax rates that would be applicable to (a) such Contributor’s (or Indirect Owner’s) Protected Gain (in the event of a breach of Section 5.5(a)) or, without duplication, (b) gain under Sections 731 or 752 of the Code (in the event of a breach under Section 5.5(b)) (in each case taking into account the character of such income or gain), for the year with respect to which the Taxes must be paid, without regard to any deductions, losses, or credits that may be available to such Contributor (or Indirect Owner), other than such Contributor’s share of deductions, losses, or credits of Stirling that would reduce or offset its actual taxable income or actual tax liability, if such deductions, losses, or credits could be utilized by the Contributor (or Indirect Owner) to offset other income, gain, or Taxes of the Contributor (or Indirect Owner), either in the current year, in earlier years, or in later years.

“Indemnitee” shall have the meaning given such term in Section 8.6(a) hereof.

“Indemnitor” shall have the meaning given such term in Section 8.6(a) hereof.

“Indirect Owner” means, in the case of a Contributor that is, for federal income tax purposes, an entity classified as an S corporation, a partnership, or a disregarded entity, any person owning an equity interest in such Contributor, and, in the case of any such Indirect Owner that itself is, for federal income tax purposes, an entity classified as an S Corporation, a partnership, or disregarded entity, any person owning an equity interest in such entity. To the extent that a Contributor receives a payment for Aggregate Tax Liability, no payments will be made to Indirect Owners.

“Intangible Personal Property” shall mean, Hotel Owner’s and/or Operating Lessee’s right, title and interest in and to all intangible personal property owned or possessed by Hotel Owner and/or Operating Lessee and used in connection with the ownership or operation of the Property, including: (a) Authorizations, (b) utility and development rights and privileges, general intangibles, business records, plans and specifications pertaining to the Real Property and the Personal Property, (c) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, (d) Advance Bookings, and (e) net working capital, including all accounts receivable.

“Inventory” shall mean all inventories of food and beverage (to the extent permitted by Applicable Laws, alcoholic and non-alcoholic) in opened or unopened cases whether in use or held in reserve storage for future use, all china, glassware, silverware, kitchen and bar small goods, guest supplies, operating supplies, printing, stationary and uniforms, whether in use or held in reserve storage for future use in connection with the operation of a hotel and all in-use or reserve stock of linens, towels, paper goods, soaps, cleaning supplies and the like with respect to the Hotel.

“Land” shall mean those certain parcels of real estate on which each Hotel is situated, as more particularly described in the Owner’s Title Policies.

“Leased Property” shall mean all leased items of Tangible Personal Property, including, items subject to any capital lease, operating lease, financing lease, or any similar agreement.

“Leased Property Agreements” shall mean the lease agreements pertaining to the Leased Property.

“Lender” shall mean Bank of America, N.A. or its successors or assignees of the Existing Loan/Lien.

“License Agreement” shall mean each license or franchise agreement from Licensor with respect to each Hotel.

“Licensor” shall mean the licensor under each License Agreement.

“Limitation Date” shall have the meaning given such term in Section 8.1 hereof.

“Lock-Up Agreement” shall mean the Lock-Up Agreement in the form of Exhibit D attached hereto.

“Management Agreement” shall mean those certain existing management agreements (as distinguished from the License Agreement) by and between each Operating Lessee and Manager for the management or operation of each Hotel.

“Manager” shall mean Remington or Crossroads, as the case may be.

“Matured Debt” shall mean, as of and after the date of its maturity, any Maturing Debt.

“Maturing Debt” shall mean any Contributed Entities Debt that has a maturity date during the Protected Period.

“Minimum Liability Amount” shall mean an amount equal to $674,992 for AHLP and $0 for Ashford TRS. The Minimum Liability Amount shall increase each taxable year or other period in an amount equal to the amount by which the Contributor’s share of the Nonrecourse Liabilities of Stirling decreased for such taxable year or other period.

“Monetary Title Encumbrances” shall mean any title encumbrances affecting a Property or the Contributed Company Equity Interests which are comprised of delinquent taxes or mortgages, deeds of trust, security agreements, or other similar liens or charges in a fixed sum (or capable of computation as a fixed sum) securing indebtedness or obligations which were created or expressly assumed prior to Closing by Contributor, Hotel Owner, Operating Lessee, or any of their Affiliates, excluding for all purposes hereof, the Existing Loan/Lien.

“Net Asset Value” shall mean the Contribution Value less the outstanding principal balance of the Existing Loan/Lien on the Closing Date.

“Net Asset Value Per Unit” shall mean $25.00 at the Closing and thereafter shall mean the net asset value of the Units, determined as of the end of each business day as described in the private placement memorandum for shares of common stock of the Company, dated December 6, 2023, as amended from time to time.

“Net Working Capital” means the net working capital, including real estate taxes, unopened Inventory, interest on the Existing Loan/Lien, cash and reserve balances for each of the Contributed Companies, each calculated in accordance with the past practice and methodologies of Contributor.

“Nonrecourse Liabilities” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Occupancy Agreements” shall mean all leases, concession or occupancy agreements in effect with respect to the Real Property and/or Hotel under which any tenants (other than Hotel guests) or concessionaires occupy space upon the Real Property.

“Operating Agreements” shall mean all service, supply, maintenance, construction, capital improvement and other similar contracts in effect with respect to the Property (other than the Occupancy Agreements, Leased Property Agreements, Management Agreement and License Agreement) related to construction, operation, or maintenance of the Property.

“Operating Lease” shall mean those certain operating lease agreements by and between each Hotel Owner and the respective Operating Lessee with respect to the corresponding Property.

“Operating Lessee” shall have the meaning ascribed thereto in the Recitals.

“Organizational Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its legal affairs. For example, the “Governing Documents” of a corporation would be its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership would be its certificate of formation and its limited partnership agreement, and the “Organizational Documents” of a limited liability company would be its certificate of formation and its limited liability company agreement.

“Owner’s Title Policy” shall mean the existing owner’s policy of title insurance issued to Hotel Owner.

“Partnership Agreement” shall mean that certain Limited Partnership Agreement of Stirling REIT OP, LP, a Delaware limited partnership, dated as of December 6, 2023, as the same may be amended from time to time, substantially in the form attached hereto as Exhibit C.

“Permitted Refinancing Debt” has the meaning set forth in Section 5.5(b)(iv).

“Permitted Replacement Debt” shall mean any indebtedness resulting from the refinancing of any Contributed Entities Debt during the Protected Period, such resulting indebtedness having all of the remaining characteristics set forth in this definition. Permitted Replacement Debt shall be secured by the same Contributed Interests as the Contributed Entities Debt that it replaces and shall have substantially the same aggregate remaining principal of such Contributed Entities Debt. In addition, such Permitted Replacement Debt shall have the following characteristics:

(i)	there are no other guarantees in effect with respect to such Required Replacement Debt that would cause any portion of the Permitted Replacement Debt to fail to qualify as “qualified nonrecourse financing” within the meaning of Section 465(b)(6) of the Code;

(ii)	the collateral securing such Permitted Replacement Debt is not collateral for any other indebtedness that is senior to or pari passu with such Permitted Replacement Debt;

(iii)	no guarantees with respect to such Permitted Replacement Debt will be entered into during the applicable Protected Period that would cause any portion of the Permitted Replacement Debt to fail to qualify as “qualified nonrecourse financing” within the meaning of Section 465(b)(6) of the Code;

(iv)	the lender with respect to such Permitted Replacement Debt is not Stirling, any Subsidiary or other entity in which Stirling owns a direct or indirect interest, the Company, any other partner in Stirling, or any person related to any partner in Stirling as determined for purposes of Treasury Regulation § 1.752-2; and

(v)	none of the Company, nor any other partner in Stirling, nor any Person related to any partner in Stirling as determined for purposes of Treasury Regulation § 1.752-2, shall have provided, or shall thereafter provide, collateral for, or otherwise shall have entered, or thereafter shall enter, into a relationship that would cause such person to be considered to bear risk of loss with respect to such Permitted Replacement Debt, as determined for purposes of Treasury Regulation § 1.752-2.

“Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

“Permitted Title Exceptions” shall mean those exceptions to title to the Real Property set forth in each mortgagee policy of title insurance issued in connection with the Existing Loan/Lien.

“Personal Property” shall mean collectively the Tangible Personal Property and the Intangible Personal Property.

“Project Management Agreement” shall mean that certain Master Project Management Agreement dated August 8, 2018, as applicable to each Property through each Addendum to Master Project Management Agreement dated January 14, 2021.

“Project Manager” shall mean Premier Project Manager LLC, a Maryland limited liability company.

“Property” shall mean collectively the Real Property and Personal Property.

“Protected Gain” means the built-in gain that is specifically allocated to, and recognized by, the Contributor pursuant to Section 704(c) of the Code (or a reverse Section 704(c) allocation) in the event of the sale of any Contributed Interests or direct or indirect interest therein in a fully taxable transaction during the Protected Period. The initial built-in gain is to be measured on the Closing Date at the agreed upon Section 704(c) Value and will be computed thereafter in a manner consistent with Treasury Regulation § 1.704-3(b)(2) Example 1(iii). The amount of the Protected Gain with respect to the Contributed Interests at December 6, 2023 is as set forth on Schedule 6 hereto, and the amount of the Protected Gain listed on Schedule 6 shall be adjusted after the Closing Date to take into account the income, gain, loss, deductions, contributions and distributions with respect to the Contributed Interests for that portion of the 2023 taxable year preceding the date of contribution. The parties shall amend the amounts set forth in Schedule 6 to account for the calculations in the immediately preceding sentence as soon as possible following the close of the 2023 taxable year. Protected Gain is reduced by the amount of Protected Gain recognized as a result of a transaction described in Section 5.5(c)(i) of this Agreement.

“Protected Period” shall have the meaning given such term in Section 5.5(a) hereof.

“Real Property” shall mean the Land and the Improvements with respect to the Hotel.

“Recourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(1).

“Required Replacement Debt” shall mean any debt incurred during the Protected Period to replace any Maturing Debt. Such Required Replacement Debt shall be secured by the same Contributed Interests as the Maturing Debt that it replaces and shall have substantially the same aggregate remaining principal of such Maturing Debt. In addition, such Required Replacement Debt shall have the following characteristics:

(i)	there are no other guarantees in effect with respect to such Required Replacement Debt that would cause any portion of the Permitted Replacement Debt to fail to qualify as “qualified nonrecourse financing” within the meaning of Section 465(b)(6) of the Code;

(ii)	the collateral securing such Required Replacement Debt is not collateral for any other indebtedness that is senior to or pari passu with such Required Replacement Debt;

(iii)	no guarantees with respect to such Required Replacement Debt will be entered into during the applicable Protected Period that would cause any portion of the Permitted Replacement Debt to fail to qualify as “qualified nonrecourse financing” within the meaning of Section 465(b)(6) of the Code;

(iv)	the lender with respect to such Required Replacement Debt is not Stirling, any Subsidiary or other entity in which Stirling owns a direct or indirect interest, the Company, any other partner in Stirling, or any person related to any partner in Stirling as determined for purposes of Treasury Regulation § 1.752-2; and

(v)	none of the Company, nor any other partner in Stirling, nor any Person related to any partner in Stirling as determined for purposes of Treasury Regulation § 1.752-2, shall have provided, or shall thereafter provide, collateral for, or otherwise shall have entered, or thereafter shall enter, into a relationship that would cause such person to be considered to bear risk of loss with respect to such Required Replacement Debt, as determined for purposes of Treasury Regulation § 1.752-2; and “Section 704(c) Value” means the fair market value of the Contributed Interests, as agreed to by Stirling and the Contributor and as set forth next to the Contributed Interests on Schedule 6. Stirling shall carry each Contributed Interests on its Section 704(b) books at a value equal to the Section 704(c) Value of such Contributed Interests.

“Remington” shall mean Remington Lodging & Hospitality LLC (or its applicable Affiliate).

“Remington Management Agreement” shall mean each Management Agreement with Remington, as Manager.

“Shortfall Amount” shall have the meaning given such term in Section 6.6 hereof.

“Stirling Indemnitees” shall mean Stirling, its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

“Subsidiaries” shall have the meaning ascribed thereto in the Recitals.

“Tangible Personal Property” shall mean the items of tangible personal property including all furniture, fixtures, equipment, machinery, telephone systems, computer hardware and software (to the extent assignable), security systems, Inventory and other tangible personal property of every kind and nature (which does not include cash-on-hand and petty cash funds) located at the Hotel and owned or leased by Hotel Owner or Operating Lessee, including Hotel Owner’s or Operating Lessee’s interest as lessee with respect to any such leased Tangible Personal Property.

“Taxable Event” shall have the meaning given such term in Section 5.5(a) hereof.

“Taxable Event Payment” shall have the meaning given such term in Section 5.5(a) hereof.

“Tax Returns” shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any taxes.

“Third-Party Claim” means, any claim, demand, lawsuit, arbitration, or other legal or administrative action or proceeding by any Person which is not a party to this Agreement or one of such party’s Affiliates.

“Title Company” shall mean Kensington Vanguard National Title or other title insurance underwriter selected by Contributor.

“Units” shall mean “Class I Units” in Stirling, as defined and described in the Partnership Agreement.

“Warranties and Guaranties” shall mean any subsisting and assignable warranties and guaranties relating to the Improvements or the Tangible Personal Property or any part thereof.

ARTICLE II
CONTRIBUTION; ISSUANCE OF NAV UNITS

2.1            Contribution. Contributor agrees to transfer (or to cause one or more of its applicable Affiliates to transfer) to Stirling, and Stirling agrees to receive (or to cause one or more of its applicable Affiliates to receive), the Contributed Interests at the Closing in accordance with and subject to the other terms and conditions set forth herein.

2.2            Tax Contribution. For United States federal income Tax purposes (and applicable state and local income Tax purposes), Stirling and Contributor agree that (a) Contributor shall be treated as contributing, in a transaction pursuant to Section 721 of the Code, the Contributed Entities to Stirling in exchange for the receipt of the Units, and (b) Stirling shall be treated as a continuation of Stirling REIT Holdings LLC, a Delaware limited liability company, in accordance with Section 708(b)(1) of the Code. Stirling and Contributor shall report, act and file Tax Returns in all respects and for all purposes consistent with this Section 2.2, unless otherwise required by Applicable Laws.

2.3            Issuance of Units. At the Closing, Stirling shall deliver to Contributor the Contribution Value as follows: (a) Stirling shall receive a credit against the Contribution Value in an amount equal to the outstanding principal balance of the Existing Loan/Lien on the Closing Date, and (b) Stirling shall deliver the balance of the Contribution Value in the form of Units issued by Stirling directly to Contributor, the number of which shall be the quotient (rounded to the nearest whole number) resulting from the Net Asset Value divided by the Net Asset Value Per Unit.

2.4            Monetary Title Encumbrances. Contributor shall cause all Monetary Title Encumbrances (other than the Existing Loan/Lien) to be satisfied and removed of record, at or before Closing.

ARTICLE III
CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES

To induce Stirling to enter into this Agreement, to receive the Contributed Interests, and to pay the Contribution Value therefor, Contributor hereby makes the following representations and warranties:

3.1            Organization and Power. Contributor is a limited partnership or corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Contributor hereunder.

3.2            Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Contributor, has been duly executed and delivered by Contributor, constitutes the valid and binding agreement of Contributor, and is enforceable in accordance with its terms. The Person executing this Agreement on behalf of Contributor has the authority to do so.

3.3            Non-contravention. Subject to any consent to the assignment of any particular Operating Agreement, Occupancy Agreement, License Agreement or Leased Property Agreement (or the Existing Loan/Lien) required by the terms thereof or by Applicable Law and to the payment in full at the Closing of any Monetary Title Encumbrances, the execution and delivery of, and the performance by Contributor of its obligations under, this Agreement does not and will not contravene, or constitute a default under, any provision of Applicable Law, the Organizational Documents of Contributor or any of the Contributed Companies or any agreement, judgment, injunction, order, decree or other instrument binding upon Contributor or any of the Contributed Companies (or any of their respective assets, including the Contributed Company Equity Interests and Property) is subject, or result in the creation of any lien or other encumbrance on any asset of Contributor or any of the Contributed Companies, including the Property.

3.4            Compliance with Existing Laws. Neither Contributor nor any of the Contributed Companies have received from any Governmental Authority written notice within the past year of any violation of any provision of Applicable Laws, including those of environmental agencies, with respect to the ownership, operation, use, maintenance or condition of the Property which violation has not been remedied.

3.5            Agreements. The Contributor and each applicable Contributed Company and, to Contributor’s actual knowledge, each other party to any Operating Agreements, License Agreements, Crossroads Management Agreements or Leased Property Agreements have performed all of its obligations thereunder in all material respects, and are not in default thereunder in any material respect.

3.6            Condemnation Proceedings; Roadways. Neither Contributor nor any of the Contributed Companies have received written notice of any condemnation or eminent domain proceeding pending against the Property or any part thereof.

3.7            Actions or Proceedings. Neither Contributor nor any of the Contributed Companies have received written notice of any suit or proceeding in any court, before any arbitrator, or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Contributor or any of the Contributed Companies are a party or by which any are bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the business, results of operations or operation of the Property as presently conducted, or (c) would create a lien on any Contributed Company Equity Interests or the Property, any part thereof or any interest therein which would not be discharged at Closing.

3.8            Occupancy Agreements. The Contributor and each applicable Contributed Company and, to Contributor’s actual knowledge, each other party to any Occupancy Agreements have performed all of its obligations thereunder in all material respects, and are not in default thereunder in any material respect.

3.9            Contributor Is Not a “Foreign Person.” Contributor is not a “foreign person” within the meaning of Section 1445 of the Code (i.e., Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Code and regulations promulgated thereunder).

3.10            Bankruptcy. Neither Contributor nor any of the Contributed Companies have (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its or their creditors that remains pending, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its or their assets that remains pending, (d) suffered the attachment or other judicial seizure of all, or substantially all of its or their assets that remains pending, (e) admitted in writing its inability to pay its debts as they come due or (f) made an offer of settlement, extension or composition to its creditors generally.

3.11            Contributed Companies; Contributed Interests.

(a)            Each Contributed Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its Property and to carry on its business as now conducted. Each Contributed Company is duly qualified or authorized to do business as a foreign entity and is in good standing under the laws of each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a material adverse effect.

(b)            The Contributed Company Equity Interests represent all of the issued and outstanding equity securities of the Contributed Companies. The Contributed Company Equity Interests have been duly authorized and validly issued, and are fully paid and (except as expressly provided in the Organizational Documents of the applicable Contributed Company) non-assessable.

(c)            The Contributor or Contributed Companies are the record and beneficial owner of, and have valid and marketable title to, the Contributed Company Equity Interests, free and clear of any lien, pledge, or other encumbrance, as more particularly described on Schedule 1 attached hereto. Contributor has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Contributed Interests to Stirling, and upon execution of the Assignment of Contributed Interests, Stirling will be the beneficial owner of, and have valid and marketable title to, the Contributed Interests, free and clear of any lien, pledge or encumbrance. There are no agreements, understandings or arrangements: (i) granting any option, warrant or right of first refusal with respect to the Contributed Company Equity Interests to any individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency, political subdivision thereof, or any other party; (ii) restricting the right of Contributor to sell or otherwise dispose of the Contributed Interests; (iii) restricting any other of Contributor’s rights with respect to the Contributed Interests; or (iv) limiting or restricting the rights of the holder of the Contributed Company Equity Interests. At all times since Contributor’s acquisition of the Contributed Interests, Contributor has been the sole legal and beneficial owner of the Contributed Interests.

3.12            Existing Loan/Lien. The Existing Loan/Lien is in full force and effect and neither Contributor nor any Hotel Owner has received any written notice of any defaults which have not been cured thereunder. There are no existing events of default under the Existing Loan/Lien and, to Contributor’s actual knowledge, no event has occurred that with the passage of time or the giving of notice would constitute an event of default under the Existing Loan/Lien.

3.13            Terrorism.

(a)            None of Contributor or its Affiliates is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No.  13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). For purposes of this Section 3.13, any interest in Contributor or its Affiliates held via public shares is not included in this representation.

(b)            None of Contributor or its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(c)            None of Contributor or its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

Each of the representations and warranties contained in this Article III and its various subparagraphs are intended for the benefit of Stirling and may be waived in whole or in part, by Stirling. Subject to the limitations contained in Section 8.1 hereof, all rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in Section 8.1.

3.14            LIMITATION ON CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES. STIRLING ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH STIRLING MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE VIII AND SECTION 8.1 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, THE PROPERTY AND THE CONTRIBUTED COMPANY EQUITY INTERESTS ARE SOLD “AS IS” “WHERE IS” AND “WITH ALL FAULTS” AND NEITHER CONTRIBUTOR, NOR ANY AFFILIATE, AGENT OR REPRESENTATIVE OF CONTRIBUTOR, HAS MADE, NOR IS CONTRIBUTOR LIABLE FOR OR BOUND IN ANY MANNER BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, THE CONTRIBUTED COMPANY EQUITY INTERESTS OR ANY PART THEREOF, THE PHYSICAL CONDITION, ENVIRONMENTAL CONDITION, INCOME, EXPENSES OR OPERATION THEREOF, THE USES WHICH CAN BE MADE OF THE SAME OR ANY OTHER MATTER OR THING WITH RESPECT THERETO, INCLUDING ANY EXISTING OR PROSPECTIVE LEASES. WITHOUT LIMITING THE FOREGOING, STIRLING ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH STIRLING MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE VIII AND SECTION 8.1 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, CONTRIBUTOR IS NOT LIABLE FOR OR BOUND BY (AND STIRLING HAS NOT RELIED UPON) ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR FINANCIAL STATEMENTS PERTAINING TO THE OPERATION OF THE PROPERTY, OR ANY OTHER INFORMATION RESPECTING THE PROPERTY FURNISHED BY CONTRIBUTOR OR ANY AFFILIATE, EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING CONTRIBUTOR. STIRLING FURTHER ACKNOWLEDGES, AGREES, AND REPRESENTS THAT, OTHER THAN A REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH STIRLING MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE VIII AND SECTION 8.1 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, IT SHALL BE ACQUIRING THE PROPERTY IN AN “AS IS” “WHERE IS” AND “WITH ALL FAULTS” CONDITION AT THE DATE OF CLOSING WITH RESPECT TO THE STRUCTURAL AND MECHANICAL ELEMENTS OF THE PROPERTY, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FIRE-LIFE SAFETY SYSTEMS AND THE FURNITURE, FIXTURES AND EQUIPMENT LOCATED THEREON OR ATTACHED THERETO, ALL OF WHICH STIRLING AND ITS CONSULTANTS SHALL HAVE INSPECTED AND EITHER APPROVED OR WAIVED OBJECTION TO ON OR PRIOR TO THE CLOSING AND STIRLING HEREBY RELEASES CONTRIBUTOR, AND ITS AFFILIATES FROM ANY AND ALL OBLIGATIONS, LIABILITIES, CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, DAMAGES, JUDGMENTS, COSTS AND EXPENSES RELATING TO ANY OF THE FOREGOING. STIRLING ALSO REPRESENTS THAT, AS OF THE CLOSING DATE, IT SHALL HAVE INDEPENDENTLY INVESTIGATED, ANALYZED AND APPRAISED TO ITS SATISFACTION THE VALUE AND THE PROFITABILITY OF THE PROPERTY. STIRLING ACKNOWLEDGES THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER. THE PROVISIONS OF THIS SECTION 3.14 SHALL SURVIVE THE CLOSING.

Except with respect to those representations and warranties expressly set forth in this Agreement (a breach of which Stirling may maintain an action in accordance with and subject to Article VIII and Section 8.1 of this Agreement), it is specifically understood and agreed by Contributor and Stirling that Contributor does not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (i) any Environmental Laws that may affect any of the Property or (ii) the presence or absence of any Hazardous or Toxic Substances in, on, above, under or about any of the Property. Stirling, for itself and its successors in interest, hereby releases Contributor and its Affiliates from, and waives all claims and liability against Contributor and its Affiliates for or attributable to, any structural, physical and/or environmental condition at the Property, including the presence, discovery or removal of any Hazardous Substances or Toxic Substances in, at, about or under such Property, or connected with or arising out of any and all claims or causes of action based upon any Environmental Laws, including CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by SARA Superfund Amendment and Reauthorization Act of 1986 and as may be further amended from time to time) or any related claims or causes of action or any other federal or state based statutory or regulatory or other causes of action for environmental contamination at, in or under any Property. As used in this Section 3.14, (A) the term “Environmental Laws” means all federal, State and local laws, codes, ordinances, rules, orders and regulations now or hereafter in effect relating to pollution or the protection of the environment, including all laws, codes, ordinances, rules, orders and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, spill or disposal of any or all Hazardous or Toxic Substances, and (B) the term “Hazardous Substances” or “Toxic Substances” means materials and substances defined as “hazardous substances,” “hazardous wastes,” “toxic substances” or “toxic wastes” in (I) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1988, and any further amendments thereto and rules, orders and regulations thereunder; (II) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any further amendments thereto and rules, orders and regulations thereunder; or (III) any other Environmental Laws.

ARTICLE IV
STIRLING’S REPRESENTATIONS AND WARRANTIES

To induce Contributor to enter into this Agreement and to contribute the Contributed Interests, Stirling hereby makes the following representations and warranties:

4.1            Organization and Power. Stirling is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Stirling hereunder.

4.2            Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Stirling, has been duly executed and delivered by Stirling, constitutes the valid and binding agreement of Stirling, and is enforceable in accordance with its terms. The Person executing this Agreement on behalf of Stirling has the authority to do so.

4.3            Non-contravention. The execution and delivery of this Agreement and the performance by Stirling of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of Applicable Law, Stirling’s Organizational Documents, or any agreement, judgment, injunction, order, decree or other instrument binding upon Stirling or any of its assets or result in the creation of any lien or other encumbrance on any asset of Stirling.

4.4            Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Stirling in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Stirling is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the business, financial position or results of operations of Stirling, or (c) would materially and adversely affect the ability of Stirling to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

4.5            Patriot Act. Stirling is not acting, directly or indirectly, for or on behalf of any Person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked Person, or for or on behalf of any Person, group, entity or nation designated in Presidential Executive Order 13224 as a Person who commits, threatens to commit, or supports terrorism; and it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such Person, group, entity or nation.

4.6            Capitalization; Valid Issuance of Units. The Partnership Agreement shall be executed effective with the Closing Date in the form attached hereto as Exhibit C and will provide for the issuance of the Units to Contributor as provided herein. The Units to be issued in connection with the transactions herein contemplated have been, or prior to the Closing Date will have been, duly authorized for issuance by Stirling to Contributor and, on the Closing Date, will be validly issued and outstanding, and, to the extent the following concepts are applicable, fully paid, nonassessable and free and clear of all liens, other than as applicable to all Units of Stirling or the holders thereof under Applicable Law or the Partnership Agreement. The rights and obligations of Unit holders will be as set forth in the Partnership Agreement. Capitalized terms used in this Section 4.6 and not otherwise defined shall have the meanings given such terms in the Partnership Agreement.

4.7            Terrorism.

(a)            None of Stirling or, to Stirling’s actual knowledge, its Affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

(b)            None of Stirling or, to Stirling’s actual knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(c)            None of Stirling or, to Stirling’s actual knowledge, its Affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the purchase of the Property (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

ARTICLE V
COVENANTS

5.1            Delivery of Tax Information. In connection with the issuance of Units to Contributor, Contributor shall deliver to Stirling as soon as reasonably practicable after the Closing, at Contributor’s sole cost and expense, the following information, attributable to and covering the time period ending on the Closing Date certified as true and correct as of the Closing Date:

(a)            depreciation and amortization schedules for all assets constituting or otherwise included in the Property (the “Assets”), as kept for both book and tax purposes, showing original basis and accumulated depreciation or amortization;

(b)            basis information (computed for both book and tax purposes, if different) for all non-depreciable, non-amortizable Assets;

(c)            the adjusted basis of Contributor’s partners in the Assets;

(d)            calculations of the estimated amounts of gain to be realized and recognized by Contributor’s partners as a result of the transactions contemplated by this Agreement, including the disclosure of the method by which such amounts are calculated;

(e)            breakouts of basis information for any other balance sheet accounts of Contributor for which information has not been provided pursuant to the other clauses of this Section 5.1;

(f)            the names and tax identification numbers of Contributor’s partners; and

(g)            for each of Contributor’s partners that is a partnership (or other entity treated as a partnership for federal income tax purposes), S corporation or grantor trust (any of the foregoing, a “look-through entity”), and for each look-through entity that holds an indirect interest in Contributor through other look-through entities, the names and tax identification numbers of such entity’s partners, shareholders or grantors.

The provisions of this Section 5.1 shall survive the Closing.

5.2            Cooperation on Tax Matters. In connection with the issuance of Units to Contributor, Contributor shall provide reasonable assistance to Stirling to enable to prepare its Tax Returns. Contributor shall deliver to Stirling copies of its federal, state and local Tax Returns (including information returns) for the tax year in which the Closing occurs, including any amendments thereto, and Contributor shall notify Stirling, in writing, of any audits of such Tax Returns, or of any audits for other tax years that could affect the amounts shown on the Tax Returns, for the tax year in which the Closing occurs. Copies of such Tax Returns shall be provided to Stirling in draft form before they are filed and in final form upon filing. Contributor shall also provide to Stirling, promptly upon receipt, any notice that Contributor receives from any of its partners that such partner intends to prepare its Tax Returns in a manner inconsistent with the Tax Returns filed by Contributor. The parties understand and agree that the Tax Returns filed by Contributor will be substantially consistent with the information provided to Stirling pursuant to this Agreement. The provisions of this Section 5.2 shall survive the Closing.

5.3            Partnership Agreement. Contributor agrees to be bound by and subject to all of the terms of the Partnership Agreement. The provisions of this Section 5.3 shall survive the Closing.

5.4            Lock-Up Agreement. Except as set forth in the Partnership Agreement, Contributor acknowledges and agrees that all Units issued to Contributor at Closing must be held by Contributor for a period of one (1) year from the Closing Date and, during such period, may not be redeemed or converted pursuant to the terms of the Partnership Agreement; provided, however, that in the event Contributor desires to redeem its Units (or any stock received upon conversion of such Units) for cash on a Net Asset Value Per Unit basis, such redemption may not occur until the date that is three (3) years from the Closing Date. Notwithstanding the foregoing, in the event there is a conflict between this Section 5.4 and the Lock-Up Agreement, the terms of the Lock-Up Agreement shall control. Accordingly, at or prior to the Closing, Contributor shall execute and deliver to Stirling a Lock-Up Agreement in substantially the form attached hereto and made a part hereof as Exhibit D. The provisions of this Section 5.4 shall survive the Closing.

5.5            Restrictions on Transfer of Property by Stirling; Obligation to Maintain and Allocate Certain Debt.

(a)            Stirling hereby agrees that, during the period commencing on the Closing Date and ending on the three (3) year anniversary of such date (the “Protected Period”), it shall not sell, transfer, exchange or otherwise dispose of all or any portion of its interest in the Property, or engage in a merger, sale of all or substantially all of its assets or a liquidation or dissolution of Stirling, if as a result of which Contributor (or its Indirect Owners) will recognize gain for federal income tax purposes (a “Taxable Event”), except in connection with either (a) a like-kind exchange of the Property in which no gain or loss is recognized pursuant to Section 1031 of the Code, (b) a transfer of the Property in a transaction described in Section 1033 of the Code, or (c) another transaction (including, but not limited to, a contribution of property to any entity that qualifies for the nonrecognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of Stirling that does not result (in the year of such disposition or, without any further action or transaction, in a later year) in the recognition of any taxable income or gain to any Contributor (or Indirect Owners) during the Protected Period.

(b)            At all times during the Protected Period:

(i)	Stirling shall maintain the Allocable Debt Balance at an amount not less than the Existing Loan/Lien Balance and Stirling shall cause the Borrowing Entities not to discharge of any of the Contributed Entities Debt, other than scheduled principal payments of the Existing Loan/Lien Balance as required by the terms of the Existing Loan/Lien;

(ii)	if any of the Maturing Debt reaches its maturity date, then before the end of the taxable year in which such Maturing Debt matures, Stirling shall cause the applicable Borrowing Entity to refinance such Maturing Debt with Required Replacement Debt;

(iii)	Stirling may refinance, or cause the applicable Borrowing Entity to refinance, any Contributed Entities Debt provided that any refinancing indebtedness qualifies as Permitted Replacement Debt;

(iv)	notwithstanding the foregoing, Stirling shall cause the Borrowing Entities not to repay (other than scheduled principal payments of the Existing Lien Balance as required by the terms of the Existing Lien) or refinance all or any portion of the Contributed Entities Debt unless, after taking into account such repayment or refinancing, the Contributor would be entitled, at all times during the Protected Period, pursuant to Treasury Regulation Section 1.752-2(a) and Treasury Regulation Section 1.752-3(a), to include in its adjusted tax basis for the Units an amount equal to its Minimum Liability Amount and the new indebtedness is either Required Replacement Debt or Permitted Replacement Debt (the resulting indebtedness from any such refinancing, “Permitted Refinancing Debt”);

(v)	to the extent permissible pursuant to any method available under Treasury Regulation Section 1.752-3(a)(3) for which Stirling has a “more likely than not” level of authority for purposes of filing tax returns, Stirling shall allocate excess Nonrecourse Liabilities (within the meaning of Treasury Regulation Section 1.752-3(a)(3)) considered secured by a Contributed Entity to the Contributor to the extent that the remaining “built-in gain” with respect to those properties exceeds the amount of the Nonrecourse Liabilities considered secured by such Contributed Entity allocated to the Contributor under Treasury Regulation Section 1.752-3(a)(2), will make such other elections as will maximize the amount of Nonrecourse Liabilities allocated to the Contributor, and shall not, during or with respect to the Protected Period, take any contrary or inconsistent position either (i) in any federal, state, or local income tax returns (including, without limitation, information returns, such as Schedules K-1) provided to partners in Stirling; or (ii) in any dealings involving the Internal Revenue Service (including, without limitation, any audit, administrative appeal or any judicial proceeding) involving the income tax returns of Stirling or the tax treatment of any holder of Stirling interests, in each case unless otherwise required by applicable law; and

(vi)	On or before September 30 of each taxable year, Stirling shall provide the Contributor with Stirling’s estimate, determined in good faith, of both:

(1)	the Allocated Share of the Contributor at the close of such taxable year; and

(2)	the amount, if any, by which the Allocated Share the Contributor is expected to decrease in the taxable year ending December 31 of the year to which such estimate relates when compared to the prior taxable year.

In addition to the requirements of (i)-(iv) of this Section 5.5(b), to the extent that the Allocated Share of the Contributor is expected to decrease in a taxable year or other period, Stirling shall take all reasonable steps permissible pursuant to the Code and Treasury Regulations to maintain the Allocated Share at an amount not less than the Minimum Liability Amount of the Contributor prior to the close of such taxable year or other period.

(c)            Allocations and Methods. The Contributor shall use the “traditional method” without curative allocations as set forth in Treasury Regulation Section 1.704-3(b) with respect to the Contributed Interests issued in exchange therefor.

(d)            Limitation on Obligations. Stirling shall have no obligation under any of the provisions of this Section 5.5 to the Contributor from such time as, and only to the extent that:

(i)	the Contributor enters into a transaction of its own volition as a result of which it recognizes Protected Gain, in which case the amount of the Protected Gain of the Contributor shall be reduced by the amount of taxable gain recognized the Contributor; or

(ii)	the basis of the Contributor’s interest in Stirling (or that of the Contributor’s successor in interest) is “stepped-up” to fair market value under Section 1014 of the Code, in which case the amount of the Protected Gain of the Contributor (or the amount of such gain of any successor in interest of the Contributor) shall be zero.

(e)            Stirling hereby further agrees that in the event Stirling causes a Taxable Event to occur or breaches the provisions of Section 5.5(b) at any time during the Protected Period, Stirling shall pay to Contributor (or Indirect Owners) an amount equal to the Taxable Event Payment (as defined below). Any Taxable Event Payment shall be made by Stirling in immediately available funds to Contributor (or Indirect Owners) on the closing date of any such Taxable Event giving rise to a Taxable Event Payment. For purposes hereof, the term “Taxable Event Payment” means an amount equal to: the Indemnified Tax Amount plus the aggregate federal and state Taxes payable by the Contributor (or Indirect Owners) as a result of a receipt of a payment under this Section 5.5 on a fully grossed up basis (i.e., so that the amount remaining to the Contributor after the payments of any tax on all such payments due to the Contributor (or Indirect Owners) is the amount required to be paid to the Contributor (or Indirect Owners) under this Agreement before calculation of such amounts). Notwithstanding the foregoing, the restrictions provided herein shall terminate and be of no force or effect at such time and in the event that the percentage of the Units then owned by Contributor and any transferees of the Units is, in the aggregate, less than twenty-five percent (25%) of the number of Units originally issued to Contributor pursuant to this Agreement.

(f)            The provisions of this Section 5.5 shall survive the Closing.

ARTICLE VI
CLOSING

6.1            Closing. The Closing shall occur on the Closing Date. As more particularly described below, at the Closing the parties hereto will (a) execute or cause to be executed, or instruct the Escrow Agent to release, all of the documents required to be delivered in connection with the transactions contemplated hereby (the “Closing Documents”), (b) deliver or cause to be delivered the same to Escrow Agent, and (c) take or cause to be taken all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur through escrow at the Title Company, or at such other place as Stirling and Contributor may mutually agree. Possession of the Property (or of ownership of the Contributed Companies that own the Property) shall be delivered to Stirling at the Closing, subject only to Permitted Title Exceptions and the rights of tenants, licensees and concessionaires under the Occupancy Agreements and guests in possession.

6.2            Contributor’s Deliveries. At the Closing, Contributor shall deliver or shall cause the Contributed Companies to deliver, as applicable, to Escrow Agent and/or Stirling all of the following instruments, each of which shall have been duly executed and acknowledged and/or sworn, on behalf of such party, in each case, if applicable, and shall be dated to be effective as of the Closing Date:

(a)            the Assignment of Contributed Interests;

(b)            the FIRPTA Certificates;

(c)            the Lock-Up Agreement;

(d)            evidence of the termination of the Remington Management Agreements and the Project Management Agreement;

(e)            fully executed copies of all notices, consents, approvals, amendments and waivers for each License Agreement; and

(f)            any other document or instrument specifically required by this Agreement to be delivered by Contributor and/or any of the Contributed Companies on the Closing Date.

6.3            Stirling’s Deliveries. At or prior to the Closing, Stirling shall deliver or cause to be delivered to Escrow Agent and/or Contributor, as applicable, the following, duly executed and acknowledged and/or sworn on behalf of Stirling, in each case, if applicable, and dated as of the Closing Date:

(a)            the Assignment of Contributed Interests;

(b)            the Partnership Agreement executed by the general partner of Stirling;

(c)            the Units issued by Stirling to Contributor as described in Section 2.2 hereof pursuant to the allocation as set forth on Schedule 3; and

(d)            any other documents or instruments specifically required by this Agreement to be delivered by Stirling on the Closing Date.

6.4            Mutual Deliveries. At the Closing, Stirling and Contributor shall mutually execute and deliver or cause to be delivered:

(a)            a closing statement reflecting the Contribution Value and closing costs required hereunder;

(b)            subject to the provisions of Section 7.3 hereof, such other documents, instruments and undertakings as may be required by the liquor authorities of the State where the Property is located, or of any county or municipality or governmental entity having jurisdiction with respect to the transfer or issue of liquor licenses or alcoholic beverage licenses or permits for the Hotel, to the extent not theretofore executed and delivered; and

(c)            such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel or the Title Company which are not inconsistent with this Agreement or the other Closing Documents.

6.5            Closing Costs. Contributor shall pay all closing costs, including the legal fees and expenses for Contributor and Stirling, all transfer, recording, sales or other similar taxes and surtaxes due with respect to the transaction, as well as the cost for title insurance, endorsements, escrow fees and surveys. The provisions of this Section 6.5 shall survive the Closing.

6.6            Net Working Capital Adjustment. No later than sixty (60) days following the Closing Date, each of Stirling and Contributor shall jointly calculate and determine the Net Working Capital as of the Closing Date (the “Final Net Working Capital”). Within five (5) business days of the determination of the Final Net Working Capital, (a) if the Estimated Net Working Capital is in excess of the Final Net Working Capital (the “Shortfall Amount”), Contributor shall return to Stirling the number of Units equal to the Shortfall Amount (based on a per Unit amount of $25.00) or (b) if the Final Working Capital is in excess of the Estimated Net Working Capital (the “Excess Amount”), Stirling shall issue to Contributor additional Units equal to the Excess Amount (based on a per Unit amount of $25.00), and in each of the foregoing cases, as determined based on the calculations set forth in Section 2.3.

ARTICLE VII
GENERAL PROVISIONS

7.1            Broker. There is no real estate broker involved in this transaction. Stirling warrants and represents to Contributor that Stirling has not dealt with any real estate broker in connection with this transaction, nor has Stirling been introduced to the Property or to Contributor by any real estate broker, and Stirling shall indemnify Contributor and hold Contributor harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any Person to a real estate brokerage commission or a finder’s fee as a result of having dealt with Stirling, or as a result of having introduced Stirling to Contributor or to the Property. In like manner, Contributor warrants and represents to Stirling that Contributor has not dealt with any real estate broker in connection with this transaction, nor has Contributor been introduced to Stirling by any real estate broker, and Contributor shall indemnify Stirling and save and hold Stirling harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any Person to a real estate brokerage commission or a finder’s fee as a result of having dealt with Contributor in connection with this transaction. The provisions of this Section 7.1 shall survive the Closing.

7.2            Bulk Sale and Tax Clearance Certificates. Contributor and Stirling (a) hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar laws of any jurisdiction that may otherwise be applicable with respect to the transaction to be effected by this Agreement and (b) acknowledge and agree that no sale and occupancy or similar tax clearance certificates be obtained in connection with the Closing.  The provisions of this Section 7.2 shall survive the Closing.

7.3            Liquor Licenses. To the extent permitted by law, Contributor and Stirling shall each exercise commercially reasonable efforts to permit Stirling to utilize the existing or obtain new alcoholic beverage licenses, in each case, as necessary to operate the restaurant, bars, and lounges presently located within the Hotels. Notwithstanding anything to the contrary herein or elsewhere, to the extent Applicable Laws prohibit the transfer of any portion of Inventory in connection with such alcoholic beverage licenses, then Stirling shall still be required to purchase the Inventory but the transfer of Inventory shall be appropriately limited or reduced as necessary to comply with such Applicable Laws (and such matters shall in no event constitute any breach by Contributor hereunder). The provisions of this Section 7.3 shall survive the Closing.

ARTICLE VIII
SURVIVAL; INDEMNIFICATION AND RELEASE

8.1            Survival of Representations and Warranties and Covenants; Limitation on Indemnification Obligations. The representations and warranties made in this Agreement by any party to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and terminate on date that is one (1) year after the Closing Date (the “Limitation Date”); provided, however, that the representations and warranties set forth in Section 4.6 (Capitalization; Valid Issuance of Units) shall survive to the date that is five (5) years after the Closing Date. After the Closing, only those covenants and obligations to be performed by the parties under this Agreement which expressly survive the termination of this Agreement or Closing shall survive. Notwithstanding anything to the contrary contained in this Agreement, any Indemnifiable Claim that a Stirling Indemnitee may have at any time against Contributor will not be valid or effective, and Contributor shall have no liability with respect thereto, unless and until all valid Indemnifiable Claims against Contributor under this Agreement exceed, in the aggregate $25,000 (the “Deductible”) and then any such liability shall be only with respect to such amounts in excess of the Deductible. Contributor’s liability for damages resulting from valid Indemnifiable Claims shall in no event exceed in the aggregate three percent (3%) of the Contribution Value (the “Cap”). Notwithstanding anything to the contrary contained herein, the Limitation Date, Deductible and Cap shall not apply to a Third-Party Claim, including, but not limited to, a Third-Party Claim relating to, arising out of, or in connection with the Existing Loan/Lien Guaranty Agreements.

8.2            Indemnification by Contributor. Subject to the limitations set forth in this Article VIII, as well as any other provision of this Agreement, Contributor shall indemnify and hold harmless the Stirling Indemnitees from and against any Indemnification Loss incurred by any Stirling Indemnitee to the extent resulting from (a) any breach of any express representations or warranties of Contributor in this Agreement, (b) any breach by Contributor of any of its covenants or obligations under this Agreement and (c) any Third-Party Claim against a Stirling Indemnitee relating to, arising out of, or in connection with any acts or omissions relating to the Contributed Companies or the Property that occur prior to the Closing Date.

8.3            Indemnification by Stirling. Subject to the limitations set forth in this Article VIII, as well as any other provision of this Agreement, Stirling shall indemnify and hold harmless the Contributor Indemnitees from and against any Indemnification Loss incurred by any Contributor Indemnitee to the extent resulting from (a) any breach of any express representations or warranties of Stirling in this Agreement, (b) any breach by Stirling of any of its covenants or obligations under this Agreement,(c) any Third-Party Claim against a Contributor Indemnitee relating to, arising out of, or in connection with any acts or omissions relating to the Contributed Companies or the Property that occur on or after the Closing Date and (d) any Third-Party Claim against a Contributor Indemnitee relating to, arising out of, or in connection with the Existing Loan/Lien Guaranty Agreements.

8.4            Effect of Insurance or Other Reimbursement. Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this Article VIII shall be net of any insurance proceeds (which shall be netted of all collection costs and any increased insurance premiums attributable to the Indemnifiable Claim) received by the Indemnitee in connection with the Indemnifiable Claim, or any other third-party reimbursement. The Indemnitee shall use commercially reasonable efforts to collect any insurance proceeds or obtain any third party reimbursement with respect to the Indemnifiable Claim, and if such insurance proceeds or reimbursement are realized or obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for the Indemnification Loss. Stirling acknowledges and agrees that it is subject to a common law duty to mitigate any and all Indemnification Losses arising out of or relating to any breaches of this Agreement. Notwithstanding the foregoing, Stirling agrees to make a good faith effort to seek recovery (e.g., submit a claim for recovery) under any insurance policies or the Owner’s Title Policy prior to or concurrently with seeking recovery from Contributor, and Contributor shall not be liable to Stirling to the extent Stirling’s claim is ultimately satisfied from such insurance policies or Owner’s Title Policy.

8.5            Gross Negligence or Willful Misconduct of Indemnitee. Notwithstanding anything to the contrary in this Agreement (a) no Stirling Indemnitee shall be entitled to defense or indemnification to the extent the Indemnification Loss results from the gross negligence or willful misconduct of, or breach of this Agreement by, any Stirling Indemnitee; and (b) no Contributor Indemnitee shall be entitled to defense or indemnification to the extent the Indemnification Loss results from the gross negligence or willful misconduct of, or breach of this Agreement by, Contributor Indemnitee.

8.6            Indemnification Procedure.

(a)            Notice of Indemnification Claim. If any of Contributor Indemnitees or Stirling Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any express provision in this Agreement (each, an “Indemnifiable Claim”), the party required to provide defense or indemnification to the Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless the Indemnitee unless and until the Indemnitee delivers to the Indemnitor a written notice to the Indemnitor promptly after the Indemnitee has actual knowledge of any facts or circumstances on which the Indemnification Claim is based or a Third-Party Claim is made on which the Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to the Indemnification Claim; provided that the failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder, except to the extent (and only to the extent) such failure shall have materially prejudiced the Indemnitor.

(b)            Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the parties thereto may agree in writing.

(c)            Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of the Third-Party Claim, at its cost and expense, and shall at all relevant times diligently defend the Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company); (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of the Third-Party Claim; and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement or other agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion. If the Indemnitor elects not to assume the defense of the Third-Party Claim or fails to perform its obligations under this Section 8.6 with respect to such Third-Party Claims, the Indemnitee shall have the right to retain the defense of the Third-Party Claim.

8.7            Limitation of Liability. The liability of each party hereto resulting from the breach or default by such party shall be limited to direct actual damages incurred by the injured party and each party hereto hereby IRREVOCABLY waives AND DISCLAIMS its rights to recover from the other party consequential, punitive, exemplary, STATUTORY, TREBLE and speculative damages, EXCEPT IN CONNECTION WITH ANY THIRD-PARTY CLAIM IN WHICH THE THIRD-PARTY CLAIMANT IS SEEKING CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES AND CONTRIBUTOR INDEMNITEES OR STIRLING INDEMNITEES, AS APPLICABLE, ARE ENTITLED TO INDEMNIFICATION HEREUNDER, AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES (OR ANY INDEMNITEE) MIGHT HAVE WITH RESPECT THERETO.

8.8            Exclusive Remedy for Indemnification Loss. Except for Indemnifiable Claims based on Fraud, the indemnification provisions in this Article VIII shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement after the Closing.

8.9            This Article VIII shall survive the Closing.

ARTICLE IX
MISCELLANEOUS

9.1            Modification. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

9.2            Assignments. Other than any assignment by Stirling to an Affiliate of Stirling, no party to this Agreement may assign its rights hereunder without the prior consent of the other party hereto; provided, however, any such assignment (including one to Stirling’s Affiliate) shall not relieve the assigning party of its obligations under this Agreement. Any purported assignment in violation of the terms hereof shall be null and void ab initio.

9.3            Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their permitted respective successors and assigns.

9.4            Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not business days.

9.5            Governing Law. All claims, controversies, causes of action, issues and questions concerning the construction, validity, interpretation and enforceability of, arising out of or relating to this Agreement, the Exhibits and Schedules hereto and the Closing Documents, unless expressly stated otherwise therein, whether sounding in tort, contract or statute, shall be governed by, and construed in accordance with, the Laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.

9.6            Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. This Agreement and any Closing Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto shall raise the use of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail as a defense to the formation of a contract and each such party hereto forever waives any such defense.

9.7            Severability. If any term, covenant or condition of this Agreement, or the application thereof to any Person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other Persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9.8            Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, sent prepaid for next-day delivery by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below, or by email at the addresses designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid may be given by the party required to give such notice, etc., or its attorney, and shall be deemed given or made (as the case may be) when actually delivered to or refused by the intended recipient.

If to Stirling:	Stirling REIT OP, LP
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn: Eric Batis
Email: ebatis@ashfordinc.com

If to Contributor:	Ashford Hospitality Limited Partnership
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn: J. Robison Hays
Email: rhays@ashfordinc.com

If to Escrow Agent:	Kensington Vanguard National Title
5949 Sherry Lane, Suite 111
Dallas, Texas 75225
Attn: Trey Lentz
Email: tlentz@commonwealthtexas.com

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other Persons to receive copies by notifying the other party and Escrow Agent in a manner described in this Section 9.8.

9.9            Incorporation by Reference. All of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.

9.10            Further Assurances. Contributor and Stirling each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein provided that compliance with the provision of this Section 9.10 shall not increase the liability of the complying party.

9.11            No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of contributor and transferee specifically established hereby.

9.12            Time of Essence. Time is of the essence with respect to every provision hereof.

9.13            Signatory Exculpation. The signatory(ies) for Stirling and Contributor is/are executing this Agreement in his/their capacity as representative of such party and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it.

9.14            Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement, unless otherwise indicated by the context:

(a)            Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

(b)            Wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation

(c)            All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

(d)            The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(e)            Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

9.15            No Recording. Neither this Agreement nor any memorandum hereof, or any other instrument intended to give notice hereof (or which actually gives notice hereof) shall be recorded.

9.16            Signatures. The execution of this Agreement and all notices given hereunder and all amendments hereto, may be effected by electronic signatures (including ..pdf), all of which shall be treated as originals; provided, however, that the party receiving a document with an electronic signature may, by notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the electronic signature.

9.17            Survival. The provisions of this Article IX shall survive Closing. Unless otherwise expressly provided in this Agreement and except as expressly provided in Section 8.1 hereof, all of the representations and warranties and covenants of the parties contained in this Agreement shall not survive the Closing and shall merge into the Closing Documents. Upon Closing, any breach or default of any such representations or warranties or covenants that do not expressly survive the Closing, whether known or unknown, shall be deemed waived by the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, Contributor and Stirling have caused this Agreement to be executed in their names by their respective duly authorized representatives.

CONTRIBUTOR:

Ashford Hospitality Limited Partnership, a Delaware limited partnership

By:	Ashford OP General Partner LLC, a Delaware limited liability company, its general partner

By:	/s/ J. Robison Hays
Name:	J. Robison Hays
Title:	CEO

Ashford TRS Corporation, a Delaware corporation

By:	/s/ Deric Eubanks
Name:	Deric Eubanks
Title:	President

STIRLING:

Stirling REIT OP, LP,
a Delaware limited partnership

By:	Stirling OP General Partner LLC, a Delaware limited liability company, its general partner

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Contribution Agreement]

Exhibits

Exhibit A	Assignment of Contributed Interests
Exhibit B	FIRPTA Certificate
Exhibit C	Partnership Agreement
Exhibit D	Lock-Up Agreement

Schedules Omitted from Contribution Agreement

Certain schedules have been omitted. The registrant agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

Schedules

Schedule 1	Contributed Interests, Contributed Entities, Subsidiaries and Contributed Companies
Schedule 2	Hotel, Hotel Owner and Operating Lessee
Schedule 3	Allocation of Stirling Units
Schedule 4	Description of Existing Loan/Lien
Schedule 5	Description of Recourse Carve-Out Guaranties and Environmental Indemnity Agreements
Schedule 6	Value of Contributed Interests and Protected Gain Amounts

Exhibit and Schedules

EXHIBIT A

FORM OF ASSIGNMENT OF CONTRIBUTED INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS (this “Assignment”) is made and entered into effective as of December 6, 2023 (the “Effective Date”), by and among ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (“AHLP”), ASHFORD TRS CORPORATION, a Delaware corporation (“Ashford TRS” and together with AHLP, the “Contributor”), and STIRLING REIT OP, LP, a Delaware limited partnership (“Stirling”).

RECITALS

A.            Contributor is the owner of one hundred percent (100%) of the equity interests set forth on Schedule I attached hereto (the “Contributed Interests”) in the entities set forth opposite such Interests on Schedule I attached hereto (the “Contributed Entities”)

B.            In accordance with that certain Contribution Agreement dated as of December 6, 2023, by and between Contributor and Stirling (the “Contribution Agreement”), Contributor desires to transfer, assign and convey to Stirling, on the terms and conditions set forth herein and in the Contribution Agreement, all of its right, title and interest in and to the Contributed Interests.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.            Recitals. The recitals hereto are hereby incorporated by reference as if herein set forth. Capitalized terms appearing herein but not defined herein shall have their respective meanings as set forth in the Contribution Agreement.

2.            Assignment. In consideration of the Contribution Value, Contributor hereby contributes and assigns the Contributed Interests to Stirling, including, without limitation, all right, title and interest, if any, of the Contributor in and to the following: (a) all capital and contractual and other rights and obligations and all distributions and allocations made or to be made, in each case in respect of the Contributed Interests relating to the period from and after the Effective Date; and (b) any other rights or obligations relating to the Contributed Interests arising at law, in equity or otherwise, except for any rights or obligations of Contributor and Stirling arising out of the Contribution Agreement. Upon the execution of this Assignment, the parties shall jointly instruct the Contributed Entities to amend their records to reflect Stirling as the record owner of the Contributed Interests.

3.            Assumption. Stirling hereby accepts the foregoing contribution and assignment, and assumes the agreements and obligations of an owner and of Contributor under the limited liability agreements and bylaws, as the case may be, for the Contributed Entities (the “Operating Agreements”) from and after the Effective Date and agrees to fulfill the obligations of Contributor in accordance with the terms of the Operating Agreements and the Contribution Agreement with respect to the Contributed Interests from and after the Effective Date.

4.            Withdrawal and Substitution of Owner. Contributor hereby withdraws as an owner of the Contributed Entities and Stirling is hereby substituted as the member and/or stockholder, as the case may be, holding one hundred percent (100%) of the equity interests, in the Contributed Entities.

[Exhibit A - Page 1]

5.            Effective Date. This Assignment is effective as of the Effective Date set forth above.

6.            Successors and Assigns. This Assignment is binding on and inures to the benefit of the parties and their respective successors and assigns.

7.            Governing Law. This Assignment, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, are governed by and shall be construed in accordance with the laws of the state of Delaware.

8.            Counterparts. This Assignment may be executed in counterparts (including by means of electronic transmission in portable document format (pdf) or comparable electronic transmission), each of which will be deemed an original, but all of which together will constitute the same instrument.

[Signature Page Follows]

[Exhibit A - Page 2]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

CONTRIBUTOR:

Ashford Hospitality Limited Partnership, a Delaware limited partnership

By:	Ashford OP General Partner LLC, a Delaware limited liability company, its general partner

By:
Name:	J. Robison Hays
Title:	CEO

Ashford TRS Corporation, a Delaware corporation

By:
Name:	Deric Eubanks
Title:	President

STIRLING:

Stirling REIT OP, LP,
a Delaware limited partnership

By:	Stirling OP General Partner LLC, a Delaware limited liability company, its general partner

By:
Name:	Alex Rose
Title:	Executive Vice President, General Counsel and Secretary

[Exhibit A - Page 3]

Schedule I to Assignment of Contributed Interests

Contributed Entities	Contributor	Contributed Interests
		Equity % of Contributor	Equity Type
Stirling REIT Holdings LLC	Ashford Hospitality Limited Partnership Ashford TRS Corporation	73.6% 26.4%	LLC Interest LLC Interest
Stirling TRS Corporation	Ashford TRS Corporation	100%	Stock

[Exhibit A - Page 4]

EXHIBIT B

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

TO:	Stirling REIT OP, LP

FROM:	[Ashford Hospitality Limited Partnership / Ashford TRS Corporation] (“Contributor”)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Contributor, the undersigned hereby certifies the following on behalf of Contributor:

(a)	Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

(b)	Contributor’s U.S. employer identification number is [20-0110897 / 01-0792229]; and

(c)	Contributor’s office address is: c/o Ashford, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas.

Contributor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification, and it is true, correct, and complete; and I further declare that I have authority to sign this document on behalf of Contributor.

CONTRIBUTOR:

[Ashford Hospitality Limited Partnership, a Delaware limited partnership

By:	Ashford OP General Partner LLC, a Delaware limited liability company, its general partner

By:
Name:	J. Robison Hays
Title:	CEO

Ashford TRS Corporation, a Delaware corporation

By:
Name:	Deric Eubanks
Title:	President]

Date of Execution: December 6, 2023

[Exhibit B - Page 1]

EXHIBIT C

PARTNERSHIP AGREEMENT

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STIRLING REIT OP, LP

Dated: December 6, 2023

[Exhibit C - Page 1]

[Exhibit C - Page 2]

(continued)

[Exhibit C - Page 3]

(continued)

[Exhibit C - Page 4]

(continued)

Page

Article XIV MISCELLANEOUS	58

Section 14.1. Governing Law	58

Section 14.2. Agreement For Further Execution	58

Section 14.3. Entire Agreement	58

Section 14.4. Severability	58

Section 14.5. Notices	58

Section 14.6. Titles and Captions	59

Section 14.7. Counterparts	59

Section 14.8. Pronouns	59

Section 14.9. Survival of Rights	59

[Exhibit C - Page 5]

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
STIRLING REIT OP, LP

R E C I T A L S:

This Amended and Restated Agreement of Limited Partnership is entered into effective December 6, 2023 (the “Effective Date”).

WHEREAS, Stirling REIT OP, LP (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware by the filing of a Certificate of Limited Partnership with the Secretary of State of Delaware on September 26, 2023;

WHEREAS, the Company, which is the sole member of the General Partner and of Stirling OP Limited Partner LLC, has directed the General Partner and Stirling OP Limited Partner LLC to amend the existing limited partnership agreement for the Partnership as set forth in this Agreement; and

WHEREAS, the General Partner and Stirling OP Limited Partner LLC desire to so amend and restate the existing limited partnership agreement for the Partnership, as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the prior agreement and agree as follows:

Article I
DEFINED TERMS

Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this Article I, unless otherwise expressly provided herein or unless the context otherwise requires:

“Act” shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del C. § 17-101, et. seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.4 hereof.

“Additional Limited Partner” shall mean a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with Section 2.3 of this Agreement.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(b)

[Exhibit C - Page 6]

“Adjustment Event” shall have the meaning set forth in Section 4.3(d)(i) hereof.

“Advisor” means Stirling REIT Advisors LLC, a Delaware limited liability company, in its capacity as advisor to the Partnership pursuant to the Advisory Agreement and any successor advisor to the Partnership.

“Advisory Agreement” means the Advisory Agreement dated as of December 6, 2023 by and between Stirling REIT Advisors LLC, the Partnership, the Company and Stirling TRS Corporation, a Delaware corporation, as it may be amended.

“Affiliate” of another Person shall mean (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

“Agreed Value” shall mean the fair market value of Contributed Property as agreed to by the contributing partner and the Partnership, using such reasonable method of valuation as they may adopt.

“Agreement” shall mean this Amended and Restated Agreement of Limited Partnership of Stirling REIT OP, LP, as amended from time to time.

“Articles of Organization” means the Certificate of Formation of the General Partner filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. ss.ss. 101 et seq., and as hereafter amended from time to time.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Account” shall mean, as to any Partner, the account established and maintained for such Partner pursuant to Section 5.3 hereof.

“Capital Account Limitation” shall have the meaning set forth in Section 7.7(b) hereof.

“Capital Contribution” shall mean the amount in cash or the Agreed Value of Contributed Property (net of liabilities secured by the Contributed Property that the Partnership is considered to assume or take subject to under Code Section 752) contributed by each Partner (or its original predecessor in interest) to the capital of the Partnership for its interest in the Partnership.

[Exhibit C - Page 7]

“Carrying Value” shall mean, with respect to any property, the adjusted basis of such property for federal income tax purposes as of the time of determination except as follows: (a) the initial Carrying Value of any property contributed by a Partner to the Partnership shall be its Agreed Value, (b) the Carrying Value of property distributed to a Partner shall the fair market value of such property, as determined by the General Partner, and (c) the Carrying Value of property shall be adjusted as provided by Exhibit B, items A.1., B.1(c), B.3., and B.4.

“Cash Amount” means an amount of cash per Common Partnership Unit equal to the Value on the Valuation Date of the REIT Common Shares Amount.

“Cash Flow” shall mean (i) the excess of cash revenues actually received by the Partnership in respect of Partnership operations for any period, (ii) the amount of any reduction in reserves of the Partnership, (iii) to the extent determined by the General Partner, the net proceeds received by the Partnership from disposition of Company property over Operating Expenses for such period and (iv) any other property.

“Certificate of Limited Partnership” means the certificate of limited partnership of the Partnership filed with the Secretary of State of Delaware, as amended or restated from time to time.

“Class” means a class of REIT Shares or Partnership Units, as the context may require.

“Class D Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class D Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class D REIT Shares” means the REIT Shares referred to as “Class D” shares in the Articles of Incorporation of the Company.

“Class D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.

“Class E Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class E Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class E REIT Shares” means the REIT Shares referred to as “Class E” shares in the Articles of Incorporation of the Company.

“Class E Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement.

“Class I REIT Shares” means the REIT Shares referred to as “Class I” shares in the Articles of Incorporation of the Company.

[Exhibit C - Page 8]

“Class I Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.

“Class S Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class S Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class S REIT Shares” means the REIT Shares referred to as “Class S” shares in the Articles of Incorporation of the Company.

“Class S Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.

“Class T Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class T Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class T REIT Shares” means the REIT Shares referred to as “Class T” shares in the Articles of Incorporation of the Company.

“Class T Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.

“Class 2 LTIP Unit” means a Partnership Unit that is designated as a Class 2 LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.3(d) and 4.3(e) and elsewhere in this Agreement in respect of Class 2 LTIP Unitholders and in any Vesting Agreement.

“Class 2 LTIP Unitholder” means a Partner that holds Class 2 LTIP Units.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Partnership Interest” shall mean a partnership interest in the Partnership, other than a Preferred Partnership Interest, and includes any and all benefits to which the holder of such a partnership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Common Partnership Unit” shall mean a fractional, undivided share of the Common Partnership Interests of all Partners issued hereunder, which shall include, but not be limited to, the Class D Units, the Class E Units, the Class I Units, the Class S Units and the Class T Units. At all times there shall be maintained an economic equivalency of Common Partnership Units and REIT Common Shares, except as otherwise provided herein.

[Exhibit C - Page 9]

“Common Partnership Unit Distribution” shall have the meaning set forth in Section 4.3(d) hereof.

“Common Partnership Unit Distribution Period” shall mean any quarter or shorter period with respect to which a distribution is to be made to the holders of the Common Partnership Units.

“Common Partnership Unit Economic Balance” shall have the meaning set forth in Section 5.5(a) hereof.

“Common Percentage Interest” shall mean the percentage interest in the Common Partnership Units of each Partner, as determined by dividing the Common Partnership Units owned by a Partner by the total number of Common Partnership Units then outstanding, subject to Sections 4.3(d) and 4.3(e) which treat LTIP Units as Common Partnership Units for this purpose.

“Company” means Stirling Hotels & Resorts, Inc., a Maryland corporation.

“Constituent Person” shall have the meaning set forth in Section 7.7(f) hereof.

“Contributed Property” shall mean a Partner’s interest in property or other consideration (excluding services and cash) contributed to the Partnership by such Partner.

“Conversion Date” shall have the meaning set forth in Section 7.7(b) hereof.

“Conversion Factor” shall mean 1.0; provided, however, that if the Company (i) declares or pays a dividend on its outstanding REIT Common Shares in REIT Common Shares or makes a distribution to all holders of its outstanding REIT Common Shares in REIT Common Shares, (ii) subdivides its outstanding REIT Common Shares, or (iii) combines its outstanding REIT Common Shares into a smaller number of REIT Common Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Conversion Notice” shall have the meaning set forth in Section 7.7(b) hereof.

“Conversion Right” shall have the meaning set forth in Section 7.7(a) hereof.

[Exhibit C - Page 10]

“Defaulting Limited Partner” shall have the meaning set forth in Section 8.6(a) hereof.

“Distribution Fee” shall mean, in connection with any offering of the Company, the ongoing fees that are payable to the dealer manager or soliciting dealers (whether labeled distribution fees, dealer manager fees or otherwise) and distinguished from selling commissions by not being payable up-front or at one time.

“Distribution Payment Date” shall mean the dates upon which the General Partner makes distributions in accordance with Section 8.1 hereof.

“DRIP” shall have the meaning set forth in Section 8.4 hereof.

“DRIP Participant” shall have the meaning set forth in Section 8.4 hereof.

“Economic Capital Account Balance” shall have the meaning set forth in Section 5.5(a) hereof.

“Effective Date” shall have the meaning set forth in the Recitals.

“Event of Bankruptcy” shall mean as to any Person the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of the filing thereof); insolvency of such Person as finally determined by a court of competent jurisdiction; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person’s assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, but if such proceeding is commenced by another, only if such Person indicates his approval of such proceeding, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days.

“Excess Profits” shall have the meaning set forth in Section 8.1(c)(i) hereof.

“Exchanged REIT Shares” shall have the meaning set forth in Section 6.10(b) hereof.

“Forced Conversion” shall have the meaning set forth in Section 7.7(c) hereof.

“Forced Conversion Notice” shall have the meaning set forth in Section 7.7(c) hereof.

“Full Distribution Amount” shall have the meaning set forth in Section 8.1(a) hereof.

“General Partner” shall mean Stirling OP General Partner LLC and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner, each in its capacity as a general partner of the Partnership.

“General Partner Loan” shall have the meaning set forth in Section 8.6(a) hereof.

[Exhibit C - Page 11]

“General Partnership Interest” shall mean the interest of a General Partner in the Partnership other than any Partnership Interest it holds as a Limited Partner, provided that the General Partner shall have no interest in profits or losses of the Partnership with respect to its General Partnership Interest.

“Government Obligations” shall mean securities that are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust as custodian with respect to any such obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Performance Participation Units outstanding at the beginning of the then-current calendar year and all Performance Participation Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation Units and all issuances of Performance Participation Units over the period and calculated in accordance with recognized industry practices. The ending Net Asset Value of the Performance Participation Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Allocation and any applicable Distribution Fees, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation Units repurchased during such period, which Performance Participation Units will be subject to the Performance Allocation upon such repurchase as described in Section 8.1(c).

“Indemnitee” shall mean (i) any Person made a party to a proceeding by reason of his, her or its status as (A) the General Partner, (B) the Advisor, or (C) a director, officer, employee or agent of the Partnership, the General Partner or the Advisor, and (ii) such other Persons (including Affiliates of the General Partner, the Advisor or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Ineligible Unit” shall have the meaning set forth in Section 5.5(a) hereof.

“Initial Contributed Assets” shall mean the cash and those properties identified as Initial Contributed Assets on Exhibit A hereto.

“Initial Valuation Date” shall have the meaning set forth in Section 6.11 hereof.

“Initiating Limited Partner” shall have the meaning set forth in Section 7.6 hereof.

[Exhibit C - Page 12]

“IRS” shall mean the Internal Revenue Service.

“Limited Partner” shall mean any Person named as a Limited Partner on Exhibit A attached hereto and any Person who becomes a Substitute Limited Partner pursuant to Section 9.6 hereof or an Additional Limited Partner pursuant to Section 2.3 hereof, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” shall mean the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.

“Listing” means the listing of the shares of the Company’s common stock on a national securities exchange. Upon such Listing, the shares shall be deemed “Listed.”

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units repurchased during such year, which Performance Participation Units will be subject to the Performance Allocation upon such repurchase as described in Section 8.1(c).

“LTIP Unit” shall mean a Partnership Unit that is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.3(d) and 4.3(e) hereof and elsewhere in this Agreement in respect of LTIP Unitholders. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time. LTIP Units may be issued in one or more classes (including, but not limited to, Class 2 LTIP Units), or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Delaware law and the Agreement. Notwithstanding the foregoing, references to “LTIP Units” in Section 5.5, Section 7.7 and Section 7.8 shall be deemed to exclude Class 2 LTIP Units.

“LTIP Unitholder” shall mean a Partner that holds LTIP Units.

“NASDAQ National Market System” shall mean the NASDAQ Global Market or any successor thereto.

“Net Asset Value” means (i) for any Partnership Units, the net asset value of such Partnership Units, determined as of the end of each business day as described in the PPM or the Prospectus and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the end of each business day as described in the PPM or the Prospectus.

“Net Asset Value Per Unit” means, for each Class of Partnership Unit, the net asset value per unit of such Class of Partnership Unit, determined as of the end of each business day as described in the PPM or the Prospectus.

[Exhibit C - Page 13]

“Net Asset Value Per REIT Share” means, for each Class of REIT Shares, the net asset value per share of such Class of REIT Shares, determined as of the end of each business day as described in the PPM or the Prospectus.

“Newly Issued Common Partnership Unit” shall mean with respect to any Common Partnership Unit Distribution Period, a Common Partnership Unit issued during such Common Partnership Unit Distribution Period, other than to Stirling OP Limited Partner LLC.

“Notice of Redemption” shall mean the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit C hereto.

“Operating Expenses” shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expense of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Operating Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary that are owned by the General Partner or the Company directly.

“Original Limited Partner” shall mean Stirling OP Limited Partner LLC.

“Partner” shall mean the General Partner or any Limited Partner.

“Partnership” shall mean Stirling REIT OP, LP, a Delaware limited partnership.

“Partnership Interest” shall mean a partnership interest in the Partnership and includes any and all benefits to which the holder of such a partnership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Partnership Loan” shall have the meaning set forth in Section 8.6(a) hereof.

“Partnership Record Date” shall mean the record date established by the General Partner for the distribution of Cash Flow pursuant to Section 8.1 hereof, which record date, as to Common Partnership Units, shall be the corresponding record date established by the Company with respect to the REIT Common Shares and which record date, as to a series of Preferred Partnership Units, shall be the corresponding record date established by the Company with respect to the corresponding series of REIT Preferred Shares.

“Partnership Representative” has the meaning set forth in Section 5.2(d) hereof.

“Partnership Unit” shall mean a Common Partnership Unit, an LTIP Unit, or any other fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to this Agreement. The Partnership Units of the Partners shall be set forth on Exhibit A, as may be amended from time to time.

[Exhibit C - Page 14]

“Performance Allocation” has the meaning set forth in Section 8.1(c).

“Performance Participation Units” means, collectively, the Class T Units, Class S Units, Class D Units and Class I Units. For the avoidance of doubt, Class E Units shall not be considered Performance Participation Units.

“Person” shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

“Plan” shall mean any equity incentive plans or programs that the Company has adopted or may adopt, as amended (each individually and all of them collectively, as the context requires).

“PPM” shall mean the private placement memorandum prepared by the Company with respect to the applicable offering of securities, as such private placement memorandum may be amended or supplemented from time to time.

“Preferred Partnership Interest” shall mean a partnership interest in the Partnership evidenced by a designated series of Preferred Partnership Units, having a preference in payment of distributions or on liquidation as determined by the General Partner for such series of Preferred Partnership Units and as set forth in an amendment to this Agreement (which may be attached as an Exhibit hereto), and includes all benefits to which the holder of such a partnership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Preferred Partnership Unit” shall mean a fractional, undivided share of Preferred Partnership Interests of all Partners in the specified series issued hereunder.

“Preferred Percentage Interest” with respect to a series of Preferred Partnership Units, shall mean the percentage interest in the Preferred Partnership Units of each Partner holding Preferred Partnership Units of such specified series, as determined by dividing the Preferred Partnership Units of such series owned by a Partner by the total number of Preferred Partnership Units of that series then outstanding.

“Preferred Return” shall mean any payment made or to be made on any Preferred Partnership Unit corresponding to any dividend paid or to be paid on the related series of preferred stock issued by the Company, in accordance with Section 4.3 hereof.

“Property” shall mean any hotel property or other investment in which the Partnership holds an ownership interest.

“Prospectus” means the prospectus included in the most recent effective registration filed by the Company with the Commission with respect to the applicable offering of securities, as such prospectus may be amended or supplemented from time to time.

[Exhibit C - Page 15]

“Quarterly Allocation” shall have the meaning provided in Section 8.1(c) hereof.

“Quarterly Shortfall” shall have the meaning provided in Section 8.1(c) hereof.

“Quarterly Shortfall Obligation” shall have the meaning provided in Section 8.1(c) hereof.

“Received REIT Shares” shall have the meaning provided in Section 6.10(b) hereof.

“Redeeming Partner” shall have the meaning provided in Section 7.4(a) hereof.

“Redemption Right” shall have the meaning provided in Section 7.4(a) hereof.

“Regulation” shall have the meaning set forth in Section 6.11 hereof.

“REIT” shall mean a real estate investment trust under Sections 856 through 860, inclusive, of the Code.

“REIT Common Share” shall mean a share of the common stock of the Company.

“REIT Common Shares Amount” shall mean a whole number of REIT Common Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor in effect on the Specified Redemption Date (rounded down to the nearest whole number if such product is not a whole number); provided, however, that if the Company at any time issues to all holders of REIT Common Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Common Shares, or any other securities or property (collectively, the “Rights”), which Rights have not expired pursuant to their terms, then the REIT Common Shares Amount thereafter shall also include such Rights that a holder of that number of REIT Common Shares would be entitled to receive.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities or private offering of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the Company, including, without limitation, insurance premiums, and legal, accounting and directors’ fees, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Preferred Share” shall mean a share of the preferred stock of the Company.

[Exhibit C - Page 16]

“REIT Share” shall mean a REIT Common Share.

“Safe Harbor” means, the election described in the Safe Harbor Regulation, pursuant to which a partnership and all of its partners may elect to treat the fair market value of a partnership interest that is transferred in connection with the performance of services as being equal to the liquidation value of that interest.

“Safe Harbor Election” means the election by a partnership and its partners to apply the Safe Harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43, issued on May 19, 2005.

“Safe Harbor Regulation” means Proposed Treasury Regulations Section 1.83-3(1) issued on May 19, 2005.

“Sharing Percentage” means, for any Class 2 LTIP Unit, such percentage specified in the Vesting Agreement or other documentation pursuant to which such Class 2 LTIP Unit is granted.

“Special Limited Partner” means Stirling REIT Special Limited Partner LLC, a Delaware limited liability company, which shall be a limited partner of the Partnership and recognized as such under applicable Delaware law, but not a “Limited Partner” within the meaning of this Agreement (other than to the extent it owns Partnership Units).

“Special Limited Partnership Interest” means the interest of the Special Limited Partner in the Partnership representing solely its right as the holder of an interest in distributions described in Section 8.2 (and any corresponding allocations of income, gain, loss and deduction under this Agreement), and not any interest in Partnership Units it may own from time to time.

“Specified Redemption Date” shall mean, with respect to a given Partner and Notice of Redemption, the later of any date so specified in the Notice of Redemption and the fifth (5th) Business Day after receipt by the General Partner of the Notice of Redemption, provided that, except as provided in Section 7.4(a) with respect to the Advisor and Special Limited Partner, no Specified Redemption Date may occur with respect to any Partnership Unit before one year after such Partnership Unit is issued by the Partnership.

“Stirling OP General Partner LLC” means Stirling OP General Partner LLC, a Delaware limited liability company.

“Stirling OP Limited Partner LLC” means Stirling OP Limited Partner LLC, a Delaware limited liability company.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, are owned, directly or indirectly, by such Person.

“Substitute General Partner” has the meaning set forth in Section 9.2 hereof.

“Substitute Limited Partner” shall mean any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.6 hereof.

[Exhibit C - Page 17]

“Surviving Partner” has the meaning set forth in Section 9.1(c) hereof.

“Target Balance” shall have the meaning set forth in Section 5.5(a) hereof.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Performance Participation Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate Net Asset Value of such Performance Participation Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation Units, (y) any allocation or accrual to the Performance Allocation and (z) any applicable Distribution Fees (including any payments made to the General Partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the Net Asset Value of Performance Participation Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation Units.

“Transaction” has the meaning set forth in Section 9.1(b) hereof.

“Transfer” has the meaning set forth in Section 9.5(a) hereof.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unit Transaction” shall have the meaning set forth in Section 7.7(f) hereof.

“Unvested Incentive Units” shall have the meaning set forth in Section 4.3(e)(i) hereof.

“Valuation Date” shall mean the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” shall mean, with respect to a REIT Common Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the Net Asset Value Per REIT Share for REIT Common Shares of that Class; or (iii) if the REIT Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such Net Asset Value Per REIT Share is available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Common Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the REIT Common Shares Amount includes rights that a holder of REIT Common Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the REIT Common Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

[Exhibit C - Page 18]

“Vested LTIP Units” shall have the meaning set forth in Section 4.3(e)(i) hereof.

“Vesting Agreement” shall mean each or any, as the context implies, LTIP Unit Award Agreement entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units under the Plan (as such agreement may be amended, modified or supplemented from time to time).

Article II
PARTNERSHIP CONTINUATION; ADMISSION OF LIMITED PARTNERS;
NAME; PLACE OF BUSINESS AND REGISTERED AGENT

Section 2.1.      Continuation. The Partners hereby agree to continue the Partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2.      Certificate of Limited Partnership; Other Filings. The General Partner shall prepare (or caused to be prepared), execute, acknowledge, record and file at the expense of the Partnership, a Certificate of Limited Partnership and all requisite fictitious name statements and notices in such places and jurisdictions as may be required by the Act or necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

Section 2.3.      Additional Limited Partners. The General Partner shall in timely fashion amend this Agreement and, if required by the Act, the Certificate of Limited Partnership filed for record to reflect the admission pursuant to the terms of this Agreement of a Person as a Limited Partner.

Section 2.4.      Name, Office and Registered Agent. The name of the Partnership shall be Stirling REIT OP, LP. The principal place of business of the Partnership shall be at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s statutory agent for service of process on the Partnership in Texas is Stirling OP General Partner LLC, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. The name and address of the Partnership’s statutory agent for service of process on the Partnership in Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

[Exhibit C - Page 19]

Article III
BUSINESS AND TERM OF PARTNERSHIP

Section 3.1.      Business. The purpose and nature of the business of the Partnership is to conduct any business that may lawfully be conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be qualified as a REIT under the Code, unless the board of directors of the Company determines to cease to qualify as a REIT. To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner shall have the authority, in accordance with and subject to the limitations set forth elsewhere in this Agreement, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Partnership.

Section 3.2.      Term. The Partnership as herein constituted shall continue in perpetuity and shall have perpetual existence, unless earlier dissolved or terminated pursuant to law or the provisions of this Agreement. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership pursuant to the Act.

Article IV
CAPITAL CONTRIBUTIONS

Section 4.1.      General Partner. The General Partner has not contributed, and shall not be required to contribute, cash or other assets to the capital of the Partnership.

Section 4.2.      Limited Partners. The Limited Partners have contributed cash and their respective ownership interests in the Contributed Property to the Partnership as identified on Exhibit A attached hereto. The Agreed Values of the Limited Partners’ proportionate ownership interest in the Contributed Properties as of the date of contribution are set forth on Exhibit A attached hereto.

Section 4.3.      Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3 or in Section 4.4, the Partners shall have no preemptive or other right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner or Stirling OP Limited Partner LLC may contribute additional capital or property to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

[Exhibit C - Page 20]

(a)            Issuances of Additional Partnership Interests.

(i)            General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Common Partnership Units and Preferred Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, and to admit any Person as a Limited Partner upon its execution of a counterpart signature page to this Agreement, or as otherwise provided in this Agreement, all without the approval of any of the Limited Partners, including but not limited to, Partnership Units issued in connection with the issuance of REIT Shares of, or other interests in, the Company, Class E Units issued to the Special Limited Partner with respect to payments made pursuant to the Performance Allocation, Class E Units issued to the Advisor as a management fee pursuant to the Advisory Agreement and Partnership Units issued in connection with acquisitions of properties. Any additional Partnership Interest issued as provided in the prior sentence may be issued in one or more classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner and all as may be set forth in an Exhibit to this Agreement, each of which Exhibit shall be incorporated into and become part of this Agreement upon adoption by the General Partner, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote; provided, however, that no additional Partnership Interests shall be issued to the General Partner or Stirling OP Limited Partner LLC unless:

(ii)            (1)(A) The additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the Company, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issues to the General Partner or Stirling OP Limited Partner LLC by the Partnership in accordance with this Section 4.3 and (B) the Company shall make, directly or through one or more Affiliates, a Capital Contribution to the Partnership in an amount equal to the proceeds raised or other property received by the Company, directly or through one or more Affiliates, in connection with the issuance of such stock or other interests in the Company,

(2) the additional Partnership Interests are issued in exchange for property owned by the Company, the General Partner or Stirling OP Limited Partner LLC, as the case may be, with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests or are issued in connection with issuances by the Company of Additional Securities, or

(3) the additional Partnership Interests are issued to all Partners in proportion to their respective Common Percentage Interests or Preferred Percentage Interests, as applicable.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Common Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership.

(b)            Upon Issuance of Additional Securities. The Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the Company or its Affiliates, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company contributes, directly or through one or more Affiliates, the proceeds or other property received from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership. For the avoidance of doubt the Company may in any event issue Additional Securities pursuant to the Plan.

[Exhibit C - Page 21]

Without limiting the foregoing, the Company may issue Additional Securities for less than fair market value, and as a result the General Partner is expressly authorized to cause the Partnership to issue to the Company or its Affiliates corresponding Partnership Interests, so long as (x) the Company concludes in good faith that such issuance is in the best interests of the Company and the Partnership, and (y) the Company, directly or through one or more Affiliates, contributes all proceeds or other property received from such issuance to the Partnership. For example, if the Company issues REIT Common Shares for a cash purchase price and contributes, directly or through one or more Affiliates, all of the proceeds of such issuance to the Partnership as required hereunder, the Company or its Affiliates shall be issued a number of additional Common Partnership Units equal to the product of (A) the number of such REIT Common Shares issued by the Company, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(c)            Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the Company, directly or through one or more Affiliates, shall contribute all of the proceeds raised in connection with such issuance to the Partnership as Capital Contributions, provided that if the proceeds actually received and contributed by the Company or its Affiliates are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Company, directly or through one or more Affiliates, shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to the Company or its Affiliates for such Capital Contributions pursuant to Section 4.3(a) hereof.

(d)            LTIP Units. The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. The Capital Accounts of such LTIP Unitholders shall be credited with the amount of their respective Capital Contributions pursuant to Section 5.3. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, an LTIP Unit is intended to qualify as a “profits interest” in the Partnership. Subject to the provisions of Sections 4.3(d) and 4.3(e) and the special provisions of Sections 5.5, 7.7 and 7.8, LTIP Units shall be treated as Common Partnership Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Common Percentage Interests, holders of LTIP Units shall be treated as Common Partnership Unitholders and LTIP Units shall be treated as Common Partnership Units. In particular, the Partnership shall comply with the following procedures:

(i)            If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Partnership Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Partnership Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Partnership Units into a greater number of Partnership Units or combines the outstanding Common Partnership Units into a smaller number of Partnership Units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Partnership Units by way of a reclassification or recapitalization of its Common Partnership Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to Stirling OP Limited Partner LLC in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Common Partnership Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as provided in this Section 4.3 the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

[Exhibit C - Page 22]

(ii)            Subject to this Section 4.3(d) and the provisions of Section 10.4, the LTIP Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Partnership Unit (the “Common Partnership Unit Distribution”), paid to holders of record on the same Partnership Record Date established by the General Partner with respect to such Distribution Payment Date. The term “Newly Issued Common Partnership Unit” shall be deemed to include LTIP Units issued during a Common Partnership Unit Distribution Period and Section 8.1(a) shall apply in full to LTIP Units. During any Common Partnership Unit Distribution Period, so long as any LTIP Units are outstanding, except upon liquidation of the Partnership and as provided in the following sentence and Section 10.4, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Partnership Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units for such Common Partnership Unit Distribution Period.

The LTIP Units shall rank pari passu with the Common Partnership Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up, provided upon liquidation the amount distributed with respect to a LTIP Unit shall be limited to the related Capital Account balance as provided by Section 10.4, and provided, further, that for each Class 2 LTIP Unit, such Class 2 LTIP Unit will be entitled to receive only such distributions in an amount equal to the product of the Sharing Percentage for such Class 2 LTIP Unit and the amount otherwise distributable with respect to such Class 2 LTIP Unit pursuant to this Agreement. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Partnership Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, a LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Partnership Units are entitled to transfer their Common Partnership Units pursuant to Article IX.

(e)            Terms of LTIP Units. LTIP Units shall be subject to the following special provisions:

(i)            Vesting Agreements. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested Incentive Units.”

[Exhibit C - Page 23]

(ii)            Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in the right of the Partnership to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance contemplated by Section 5.5(a), calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any, with such reduction being accomplished by an allocation of gross deductions or losses to the applicable LTIP Unitholder.

(iii)            Allocations. Except as otherwise provided in this Agreement and any Vesting Agreement, LTIP Units shall generally be treated as Common Partnership Units for purposes of Article V, but LTIP Unitholders shall also be entitled to certain special allocations of gain under Section 5.5; provided, however, the amounts allocated to such Class 2 LTIP Unit shall equal only the product of the Sharing Percentage for such Class 2 LTIP Unit and the amount otherwise allocable with respect to such Class 2 LTIP Unit pursuant to this Agreement (excluding special allocations under Section 5.5).

(iv)            Redemption. The Redemption Right provided to Limited Partners under Section 7.4 shall not apply with respect to LTIP Units unless and until they are converted to Common Partnership Units as provided in clause (vi) below and Section 7.7.

(v)            Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

(vi)            Conversion to Common Partnership Units. Vested LTIP Units are eligible to be converted into Common Partnership Units under Section 7.7.

(vii)            Voting. LTIP Units shall have the voting rights provided in Section 7.9.

(viii)            Issuance. An LTIP Unit shall be considered issued to an LTIP Unitholder upon the later to occur of: (i) execution by such Person of a counterpart signature page to this Agreement, unless such Person is already a Limited Partner, (ii) execution by such LTIP Unitholder and the Partnership of a Vesting Agreement with respect to such LTIP Unit, if applicable, and (iii) payment to the Partnership of the Capital Contribution, if any, provided for in the related Vesting Agreement.

Section 4.4.      Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner provide such Additional Funds to the Partnership through loans or otherwise.

Section 4.5.      Interest. No interest shall be paid on the Capital Contribution of any Partner.

Section 4.6.      Return of Capital. Except as expressly provided in this Agreement, no Partner shall be entitled to demand or receive the return of its Capital Contribution.

Section 4.7.      Percentage Interest. If the number of outstanding Common Partnership Units increases or decreases during a taxable year, the General Partner shall adjust each holder of Common Partnership Units’ Percentage Interest, as reflected on Exhibit A, to a percentage equal to the number of Common Partnership Units held by such Partner divided by the aggregate number of outstanding Common Partnership Units.

[Exhibit C - Page 24]

Article V
PROFITS, LOSSES AND ACCOUNTING

Section 5.1.      Allocation of Profits and Losses. Except as otherwise provided herein or in Exhibit B:

(a)            Profits for each year shall be allocated among the Partners, and shall be credited to the respective Capital Accounts of the Partners, in the following order and priority:

(i)            First, items of gross income to the holders of Preferred Partnership Units in the amount necessary so that the cumulative amount of gross income allocated to holders of Preferred Partnership Units pursuant to this Section 5.1(a)(i) is equal to the cumulative amount of distributions of Preferred Return (as defined, for each series of Preferred Partnership Units, in the exhibit to this Agreement setting forth the terms of such Preferred Partnership Units) distributed to holders of Preferred Partnership Units;

(ii)            Second, to the Partners to the extent of losses, in the proportions and in the reverse order in which losses were allocated to them pursuant to Section 5.1(b), until the cumulative amounts allocated to each Partner pursuant to this Section 5.1(a)(ii) are equal to the cumulative losses so allocated to such Partner;

(iii)            Third, to the Special Limited Partner to the extent the aggregate amount of distributions to which the Special Limited Partner is entitled pursuant to Section 8.1(c) exceeds the aggregate amount of income or gain previously allocated to the Special Limited Partner pursuant to Section 5.5 and this Section 5.1(a)(iii); and

(iv)            Fourth, any remaining profits shall be allocated to the Partners in amounts proportionate to the aggregate Net Asset Value of the Partnership Units held by such respective Partners except for distributions pursuant to Section 10.4 in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 8.1(c), 8.1(d), 8.2 and 8.3.

(b)            Losses for each year shall be allocated among the Partners, and shall be debited to the respective Capital Accounts of the Partners, in the following order and priority:

(i)            First, to the holders of Common Partnership Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B hereto) attributable to Common Partnership Units;

(ii)            Second, to the Special Limited Partner to the extent of the positive balance in its Adjusted Capital Account Balance (as defined in Exhibit B hereto) attributable solely to its Special Limited Partnership Interest (and for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner);

(iii)            Third, to the holders of Preferred Partnership Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B hereto) attributable to Preferred Partnership Units; and

(iv)            Thereafter any remaining losses will be allocated to the holders of Common Partnership Units in accordance with their Common Percentage Interests.

(c)            If the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make revisions to this Section 5.1 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units, including, without limitation, making preferential allocations to certain classes of Partnership Units. For purposes of determining the income, gain, loss, deduction or any other items allocable to any period, income, gain, loss, deduction, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

[Exhibit C - Page 25]

(d)            Notwithstanding the provisions of Section 5.1(a), upon liquidation of the Partnership or upon redemption of any redeemable Preferred Partnership Units, items of gross income and/or items of deduction or loss shall be allocated to the holder of the Preferred Partnership Units and/or the Common Partnership Units, such that the Capital Accounts attributable to the Preferred Partnership Units and/or the Common Partnership Units, as applicable, equal, after all allocations of profit and loss are completed, the amount to be distributed to the Preferred Partnership Units and/or the Common Partnership Units, as applicable.

Section 5.2.      Accounting.

(a)            The books of the Partnership shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

(b)            The fiscal year of the Partnership shall be the calendar year.

(c)            The terms “profits” and “losses,” as used herein, shall mean all items of income, gain, expense or loss as determined utilizing federal income tax accounting principles and shall also include each Partner’s share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code which are not deducted or amortized in accordance with Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B attached hereto.

(d)            The General Partner (or such other Person as may be designated by the General Partner from time to time) shall be the “partnership representative” as that term is defined in Section 6223(a) of the Code, as added by the Bipartisan Budget Act of 2015 (the “Partnership Representative”), and each Partner shall take all actions necessary to cause such Person to be so designated in accordance with any procedures prescribed therefor. The Partnership Representative shall inform each other Partner of all significant matters that may come to his, her or its attention in his, her or its capacity as Partnership Representative by giving notice thereof after becoming aware thereof and, within that time, shall forward to each other Partner copies of all significant written communications he, she or it may receive in that capacity. Any Partner who is designated as Partnership Representative shall not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of Partners whose aggregate Common Percentage Interests exceed 50% and may not in any case take any action left to the determination of an individual Partner under Sections 6222 through 6231 of the Code.

(e)            Except as specifically provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

(f)            Any Partner shall have the right to a private audit of the books and records of the Partnership, provided such audit is made at the expense of the Partner desiring it, and it is made during normal business hours.

(g)            The Partners agree that the Partnership shall be authorized and directed to make the Safe Harbor Election and the Partnership and each Partner (including any person to whom Partnership Interest is transferred in connection with the performance of services) agrees to comply with all requirements of the Safe Harbor Election with respect to all Partnership Interests transferred in connection with the performance of services while the Safe Harbor Election remains effective. The General Partner, as the Partnership Representative, shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election.

[Exhibit C - Page 26]

Section 5.3.      Partners’ Capital Accounts.

(a)            There shall be maintained a Capital Account for each Partner in accordance with this Section 5.3 and the principles set forth in Exhibit B attached hereto and made a part hereof. The amount of cash and the Agreed Value of property contributed to the Partnership by each Partner, net of liabilities assumed by the Partnership or securing property contributed by such Partner, shall be credited to its Capital Account, and from time to time, but not less often than annually, the share of each Partner in profits, losses and Carrying Value of distributions (net of liabilities secured by the distributed property that such Partner is considered to assume or take subject to) shall be credited or charged to its Capital Account. The determination of Partners’ Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable Treasury Regulations thereunder and Exhibit B attached hereto.

(b)            Except as otherwise specifically provided herein, in a deficit restoration obligation agreement or in a guarantee of a Partnership liability, signed by a Limited Partner, no Limited Partner shall be required to make any further contribution to the capital of the Partnership to restore a loss, to discharge any liability of the Partnership or for any other purpose, nor shall any Limited Partner personally be liable for any liabilities of the Partnership or of the General Partner except as provided by law or this Agreement. All Limited Partners hereby waive their right of contribution which they may have against other Partners in respect of any payments made by them under any guarantee of Partnership debt. Set forth in Exhibit G attached hereto is the form of Notice of Exercise of Limited Deficit Restoration Obligation and Limited Deficit Restoration Obligation Agreement (“Notice and Agreement”) whereby a Limited Partner may agree to restore, to a limited extent as determined by the Limited Partner, the amount of any deficit in its Capital Account as provided in such Notice and Agreement and such Notice and Agreement shall be considered a “deficit restoration obligation agreement” for purposes of this Section 5.3(b). After completion and execution of a Notice and Agreement, the executing Limited Partner may deliver an original of such completed and executed Notice and Agreement to the General Partner, which after execution by the General Partner, shall be effective as of the date set forth in the Notice and Agreement, subject to the restrictions applicable to the effective date of an amendment to this Agreement as set forth in Section 1.761-1(c) of the Treasury Regulations. The General Partner shall execute such Notice and Agreement upon receipt and return a copy to the executing Limited Partner.

(c)            Immediately following the transfer of any Partnership Interest, the Capital Account of the transferee Partner attributable to the transferred interest shall be equal to the Capital Account of the transferor Partner attributable to the transferred interest.

(d)            For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable Treasury Regulations thereunder as more fully described in Exhibit B attached hereto.

(e)            The provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b) or 1.704-2.

[Exhibit C - Page 27]

Section 5.4.      Section 754 Elections. The General Partner shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership’s assets for (i) all transfers of Partnership Interests, and (ii) any distribution of Company property as described in Section 734 of the Code, if such election would benefit any Partner or the Partnership.

Section 5.5.      Special Allocation of Gain to LTIP Unitholders and Special Limited Partner.

(a)            Notwithstanding the provisions of Section 5.1 above, but subject to the prior allocation of income, gain, deduction and loss under the terms of the Agreement in respect of any class of Partnership Interests ranking senior to the LTIP Units or the Special Limited Partnership Interest (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) with respect to return of capital or any preferential or priority return, any gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 704(b) of the Code, shall first be allocated to the LTIP Unitholders and the Special Limited Partner, pro rata in proportion to the following amounts: (x) with respect to the LTIP Unitholders, an amount necessary to cause the Economic Capital Account Balances of the LTIP Unitholders, to the extent attributable to their ownership of LTIP Units to equal (i) the Common Partnership Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; and (y) with respect to the Special Limited Partner, the amount, if any, by which the aggregate amount of distributions to which the Special Limited Partner is entitled pursuant to Section 8.1(c) exceeds the aggregate amount of income or gain previously allocated to the Special Limited Partner pursuant to Section 5.1(a)(iii) and this Section 5.5(a). For this purpose, the “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, to the extent attributable to their ownership of LTIP Units. For clarification, each Limited Partner will have only one Capital Account as to all Partnership Interests it owns, but solely for determining the Economic Capital Account Balance of LTIP Units of an LTIP Unitholder its Capital Account will be separately computed for each group of LTIP Units having the same issue date. Similarly, the “Common Partnership Unit Economic Balance” shall mean (i) the Capital Account Balance of Stirling OP Limited Partner LLC, plus the amount of Stirling OP Limited Partner LLC’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to Stirling OP Limited Partner LLC’s ownership of Common Partnership Units and computed on a hypothetical basis after taking into account all allocations under Article V through the date on which any allocation is made under this Section 5.5(a), divided by (ii) the number of Stirling OP Limited Partner LLC’s Partnership Common Partnership Units (with respect to each holder, the “Target Balance”). Any such allocations shall be made among the LTIP Unitholders and the Special Limited Partner in proportion to the amounts required to be allocated to each under this Section 5.5(a), provided, however, that (i) no amounts will be allocated with respect to any particular LTIP Unit or the Special Limited Partnership Interest (each, an “Ineligible Unit”) (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) until all special allocations pursuant to Part A of Exhibit B with respect to such LTIP Unit or the Special Limited Partnership Interest (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) have been reversed to the extent required by paragraph 10 of Part A of Exhibit B, and (ii) any allocation pursuant to this Section 5.5 shall not be made in duplication of any allocation made to the Special Limited Partner pursuant to Section 5.1(a)(iii). If, notwithstanding the foregoing, not all LTIP Units and the Special Limited Partnership Interest (including Ineligible Units) (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) are fully booked up, an LTIP Unitholder and the Special Limited Partner, as applicable, may determine how gains shall be allocated among such LTIP Unitholder’s LTIP Units or the Special Limited Partner’s Special Limited Partnership Interest (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) (other than Ineligible Units); provided, however, if such LTIP Unitholder or the Special Limited Partner, as applicable, does not make such a determination, gains shall generally be allocated so that (i) the Economic Capital Account Balance of the maximum amount of Vested LTIP Units held by such LTIP is equal to the Common Partnership Unit Economic Balance on a per LTIP Unit basis and (ii) the Capital Account of the Special Limited Partner with respect to the Special Limited Partnership Interest (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) is equal, as nearly as possible, to the amount, if any, by which the aggregate amount of distributions to which the Special Limited Partner is entitled pursuant to Section 8.1(c) exceeds the aggregate amount of income or gain previously allocated to the Special Limited Partner pursuant to Section 5.1(a)(iii) and this Section 5.5(a); provided, further, that such gains may only be allocated to LTIP Units and the Special Limited Partnership Interest (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) that are held by such LTIP Unitholder or the Special Limited Partner, as applicable, on the date of the allocation under this Section 5.5(a). The parties agree that the intent of this Section 5.5(a) is to make (i) the Capital Account balances of the LTIP Unitholders with respect to their LTIP Units economically equivalent to the Capital Account balance of Stirling OP Limited Partner LLC (on a per-Partnership Unit basis) with respect to its Common Partnership Units, and (ii) the Capital Account balance of the Special Limited Partner with respect to the Special Limited Partnership Interest (for the avoidance of doubt, excluding for these purposes any Class E Units held by the Special Limited Partner) equal to the amount, if any, by which the aggregate amount of distributions to which the Special Limited Partner is entitled pursuant to Section 8.1(c) exceeds the aggregate amount of income or gain previously allocated to the Special Limited Partner pursuant to Section 5.1(a)(iii) and this Section 5.5(a).

[Exhibit C - Page 28]

(b)            Notwithstanding the provisions of Section 5.1 above, but subject to the prior allocation of income, gain, deduction and loss under the terms of the Agreement in respect of any class of Partnership Interests ranking senior to the Class 2 LTIP Units with respect to return of capital or any preferential or priority return, any gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to, gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 704(b) of the Code, shall, after the allocation of such gains pursuant to Section 5.5(a), be allocated to the Class 2 LTIP Unitholders until the Economic Capital Account Balances of such Partners, to the extent attributable to their ownership of Class 2 LTIP Units, are equal to (i) (A) the Common Partnership Unit Economic Balance minus (B) the issue price of the Class 2 LTIP Units being converted (as set forth in and adjusted in accordance with the applicable award agreement and the Plan), multiplied by (ii) the number of their Class 2 LTIP Units. To the extent that the Common Partnership Unit Economic Balance is less than the issue price of such Class 2 LTIP Units being converted (as set forth in and adjusted in accordance with the applicable award agreement and the Plan), then such Class 2 LTIP Units will be excluded solely for purposes of this Section 5.5(b) in determining the number of Class 2 LTIP Units held by such Class 2 LTIP Unitholder.

Article VI
POWERS, DUTIES, LIABILITIES, COMPENSATION AND VOTING
OF GENERAL PARTNER

Section 6.1.      Powers of General Partner. Notwithstanding any provision of this Agreement to the contrary, the General Partner’s discretion and authority are subject to the limitations imposed by law, and by the General Partner’s Articles of Organization and operating agreement. Subject to the foregoing and to other limitations imposed by this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement), the General Partner shall have the power and authority to take the following actions on behalf of the Partnership:

(a)            to acquire, purchase, own, manage, operate, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of conducting the business of the Partnership in each case not inconsistent with the Company’s qualification as a REIT;

(b)            to construct buildings and make other improvements (including renovations) on or to the properties owned or leased by the Partnership;

(c)            to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

[Exhibit C - Page 29]

(d)            to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the General Partner (as set forth in this Agreement);

(e)            to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(f)            to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(g)            to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(h)            to make or revoke any election permitted or required of the Partnership by any taxing authority;

(i)            to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

(j)            to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(k)            to retain providers of services of any kind or nature in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem proper, including the Advisor;

(l)            to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner, including, without limitation, management agreements, franchise agreements, agreements with federal, state or local liquor licensing agencies and agreements with operators of restaurants and bars;

(m)            to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(n)            to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries and any other Person in which it has an equity interest from time to time);

(o)            to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(p)            to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(q)            to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

[Exhibit C - Page 30]

(r)            subject to the provisions of Section 9.1, to merge, consolidate or combine the Partnership with or into another Person (to the extent permitted by applicable law);

(s)            to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;

(t)            to issue additional Partnership Interests pursuant to Section 4.3 hereof;

(u)            to pay cash to redeem Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 7.4 hereof;

(v)            to amend and restate Exhibit A hereto to reflect accurately at all times the Capital Contributions, Common Percentage Interests and Preferred Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substitute Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

(w)            to take whatever action the General Partner deems appropriate to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and Preferred Partnership Units and REIT Preferred Shares, respectively; and

(x)            to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with qualification of the Company as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners (except as provided in Section 7.9, Section 9.1 or Article XI), notwithstanding any other provisions of the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other persons under this Agreement or of any duty stated or implied by law or equity.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

[Exhibit C - Page 31]

Section 6.2.      Delegation of Authority. The General Partner may delegate, including by appointment of officers of the Partnership, any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

Section 6.3.      Duties of General Partner.

(a)            The General Partner, subject to the limitations contained elsewhere in this Agreement, shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner and shall devote sufficient time and effort to the Partnership affairs.

(b)            In carrying out its obligations, the General Partner shall:

(i)            Render annual reports to all Partners with respect to the operations of the Partnership;

(ii)            Mail to all persons who were Partners at any time during the Partnership’s prior fiscal year an annual report of the Partnership, including all necessary tax information, and any other information regarding the Partnership and its operations during the prior fiscal year deemed by the General Partner to be material;

(iii)            Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such books of account available for inspection and audit by any Limited Partner (at the sole expense of such Limited Partner) to the extent provided in Section 7.1(b); and

(iv)            Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the laws of the State of Delaware.

(c)            The General Partner shall take such actions as it deems necessary to maintain the economic equivalency of Common Partnership Units and REIT Common Shares and preferred Partnership Units and REIT Preferred Shares, respectively, required by this Agreement.

Section 6.4.      Liabilities of General Partner; Indemnification.

(a)            The General Partner shall not be liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any returns shall be made solely from the assets of the Partnership according to the terms of this Agreement.

(b)            Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner or the Company nor any of their officers, directors, agents or employees nor officers, agents or employees of the Partnership shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any assignees who are bound by this Agreement, or any of their successors or assigns, for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner, the Company or such officers, directors, agents or employees acted in good faith. The General Partner shall not be responsible for any misconduct or negligence on the part on any agent appointed by it in good faith pursuant to Section 6.2 hereof. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner, the General Partner’s members and the Company’s stockholders collectively, and that, notwithstanding any duty otherwise existing at law or in equity to the fullest extent permitted by law, the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or their assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the members of the General Partner or stockholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners; provided, however, that notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by law, for so long as the Company owns a controlling interest, directly or indirectly, in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the Company or the Limited Partners shall be resolved in favor of the stockholders of the Company. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

[Exhibit C - Page 32]

(c)            To the extent indemnification of the Indemnitee by the General Partner is not prohibited under the Articles of Incorporation, the Partnership shall indemnify an Indemnitee to the fullest extent permitted by law and save and hold it harmless from and against, and in respect of, any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; or (C) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(c). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee.

(d)            To the extent advancement of expenses of an Indemnitee by the General Partner is not prohibited under the Articles of Incorporation, the Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(e)            The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(f)            The Partnership may purchase and maintain insurance on behalf of the Indemnitees, and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(g)            For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

[Exhibit C - Page 33]

(h)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(i)            An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(j)            Any amendment, modification or repeal of this Section 6.4 or any provision of this Section 6.4 shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(k)            Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT, or (ii) to prevent the Company from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Further, any provision of this Agreement that might jeopardize the Company’s REIT status shall, to the fullest extent permitted by law, be (i) void and of no effect, or (ii) reformed, as necessary, to avoid the Company’s loss of REIT status.

Section 6.5.      Compensation of General Partner; Reimbursement. The General Partner, as such, shall not receive any compensation for services rendered to the Partnership. Notwithstanding the preceding sentence, the General Partner shall be entitled, in accordance with the provisions of Section 6.7 below, to pay reasonable compensation to its Affiliates and other entities in which it may be associated for services performed. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses.

Section 6.6.      Reliance on Act of General Partner. No financial institution or any other person, firm or corporation dealing with the General Partner or the Partnership shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the General Partner.

Section 6.7.      Outside Services; Dealings with Affiliates; Outside Activities.

(a)            Notwithstanding any provision of this Article VI to the contrary, the General Partner may employ such agents, accountants, attorneys and others as it shall deem advisable, including its directors, officers, members, and its Affiliates and entities with which the General Partner, any Limited Partner or their respective Affiliates may be associated, the Company’s directors, officers and stockholders, and may pay them reasonable compensation from Partnership funds for services performed, which compensation shall be reasonably believed by the General Partner to be comparable to and competitive with fees charged by unrelated Persons who render comparable services which could reasonably be made available to the Partnership. The General Partner shall not be liable for the neglect, omission or wrongdoing of any such Person so long as it appointed such Person in good faith.

[Exhibit C - Page 34]

(b)            The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment Partnership funds on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)            The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(d)            Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates nor any Limited Partner shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

(e)            Subject to the Articles of Organization and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or member of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of such person.

(f)            If the Company exercises its rights under its Articles of Incorporation to redeem REIT Common Shares, then the General Partner shall cause the Partnership to purchase from the Company a number of Common Partnership Units determined based on the application of the Conversion Factor on the same terms as those on which the Company redeemed such REIT Common Shares.

Section 6.8.      Additional Loans to the Partnership. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from time to time from any Person (including, without limitation, the General Partner or any Affiliate of the General Partner; provided, however, that the terms of any loan from the General Partner or any Affiliate of the General Partner shall be substantially equivalent to the terms that could be obtained from a third party on an arm’s-length basis) on such terms as the General Partner and such other Person may agree.

Section 6.9.      Contribution of Assets. The Company, directly or through one or more of its Affiliates, shall contribute to the capital of the Partnership from time to time each asset it owns from time to time during the existence of the Partnership, but it is not required to so contribute:

(a)            its interests in the General Partner or Stirling OP Limited Partner LLC;

(b)            its direct or indirect interest in any entity in a chain of entities of which the Company is the sole beneficial owner, so long as all of the assets or other ownership interests in the entity in that chain furthest removed from the General Partner are contributed directly or indirectly to the Partnership; or

(c)            any equity interest in any entity of which the Company is the sole beneficial owner that is created or used solely by the General Partner in connection with any borrowing transaction in whole or in part for the benefit of the Partnership.

[Exhibit C - Page 35]

Section 6.10.      Repurchases and Exchanges of REIT Shares.

(a)            Repurchases. If the General Partner repurchases any REIT Shares (other than REIT Shares repurchased with proceeds received from the issuance of other REIT Shares), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units having the same Class designation as the redeemed REIT Shares for that Class of Partnership Units on the same terms that the General Partner repurchased such REIT Shares (including any applicable discount to Net Asset Value).

(b)            Exchanges. If the General Partner exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for, or converts any REIT Shares of any Class to, REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange or convert a number of Partnership Units having the same Class designation as the Exchanged REIT Shares, for Partnership Units having the same Class designation as the Received REIT Shares on the same terms that the General Partner exchanged or converted the Exchanged REIT Shares.

Section 6.11.      Qualification as a Real Estate Operating Company. The General Partner intends that, to the extent necessary to avoid causing the Company to hold “plan assets,” the General Partner will use reasonable efforts to operate the Partnership in a manner that will allow the Partnership to qualify as a “real estate operating company” as such terms are defined in U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 (the “Regulation”). In accordance with the Regulation, the initial valuation date of the Partnership shall be the date of its first long-term investment on December 6, 2023 (the “Initial Valuation Date”), the first annual valuation period shall be the 90-day period commencing on the first anniversary of anniversary of the Initial Valuation Date, and subsequent annual valuation periods shall commence on each subsequent anniversary of the Initial Valuation Date.

Article VII
RIGHTS, PROHIBITIONS AND REPRESENTATIONS WITH RESPECT TO LIMITED PARTNERS

Section 7.1.      Rights of Limited Partners.

(a)            The Partnership may engage the Limited Partners or persons or firms associated with them for specific purposes and may otherwise deal with such Partners on terms and for compensation to be agreed upon by any such Partner and the Partnership; provided, however, that no Limited Partner shall be entitled to participate in the management or control of the business of the Partnership.

(b)            Each Limited Partner shall be entitled to have the Partnership books kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at such Limited Partner’s sole expense, upon written demand shall be entitled to inspect and copy any of them for any purpose reasonably related to the Limited Partner’s interest as a Limited Partner and demand in writing true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable and reasonably related to the Limited Partner’s interest as a Limited Partner; provided, however, that any such demand shall state the purpose of such demand and provided further for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, the General Partner may keep confidential from the Limited Partners any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential; provided, further, that as long as Ashford Hospitality Trust, Inc. or any of its Affiliates is a Partner in the Partnership, the Partnership and the General Partner shall timely provide such information as Ashford Hospitality Trust, Inc. or any of its Affiliates reasonably requests such that Ashford Hospitality Trust, Inc. may determine that it qualifies as a REIT for purposes of the Code, may prepare all of its tax returns and prepare its financial statements and filings with the applicable government authorities.

[Exhibit C - Page 36]

(c)            No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership solely as a result of being a limited partner of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, and any other payments provided for in the Agreement or pursuant to any separate deficit restoration agreement executed by the Limited Partner for the benefit of the Partnership. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act or pursuant to any separate deficit restoration agreement executed by the Limited Partner for the benefit of the Partnership, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

Section 7.2.      Prohibitions with Respect to the Limited Partners. No Limited Partner shall have the right:

(a)            To take part in the control or management of the Partnership business, to transact business for or on behalf of the Partnership or to sign for or to bind the Partnership, such powers being vested solely in the General Partner as set forth herein;

(b)            To have such Partner’s Capital Contributions repaid except to the extent provided in this Agreement;

(c)            To require partition of Partnership property or to compel any sale or appraisement of Partnership assets or sale of a deceased Partner’s interests therein, notwithstanding any provisions of law to the contrary; or

(d)            To sell or assign all or any portion of such Partner’s Limited Partnership Interest in the Partnership or to constitute the vendee or assignee thereunder a Substitute Limited Partner, except as provided in Article IX hereof.

Section 7.3.      Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any shares or other interest in the General Partner or in any Affiliate thereof if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership or the Company as a REIT for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 7.3 and the Limited Partners shall promptly and fully respond to such inquiries.

Section 7.4.      Redemption Right.

(a)            Subject to Section 7.4(b) and Section 7.4(c), and the provisions of any agreements between the Partnership and one or more Limited Partners, each Limited Partner, other than Stirling OP Limited Partner LLC, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Partnership Units held by such Limited Partner (the “Redeeming Partner”) at a redemption price per Common Partnership Unit equal to and in the form of the Cash Amount to be paid by the Partnership on the Specified Redemption Date. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Redeeming Partner. A Limited Partner, other than the Special Limited Partner and the Advisor, may not exercise the Redemption Right for less than one thousand (1,000) Common Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Common Partnership Units, all of the Common Partnership Units held by such Partner. Neither the Redeeming Partner nor any permitted or purported assignee of any Limited Partner shall have any right, with respect to any Common Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date except as provided in Section 7.4(b). Each Redeeming Partner agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the General Partner may reasonably require in connection with any redemption. Notwithstanding the foregoing, the Special Limited Partner and the Advisor shall have the right to require the Partnership to redeem all or a portion of their Class E Units pursuant to this Section 7.4 at any time irrespective of the period the Class E Units have been held by the Special Limited Partner or the Advisor. The Partnership shall redeem any such Class E Units of the Special Limited Partner or the Advisor for the Cash Amount or the REIT Common Shares Amount unless the General Partner determines that any such redemption for cash would be prohibited by applicable law or this Agreement, in which case such Class E Units will be redeemed for the REIT Common Shares Amount. No Limited Partner, other than the Special Limited Partner and the Advisor, may deliver more than two Notices of Redemption during each calendar year.

[Exhibit C - Page 37]

(b)            Notwithstanding the provisions of Section 7.4(a), if a Limited Partner elects to exercise the Redemption Right, the General Partner at the direction of the Company, directly or indirectly through one or more Affiliates, may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either (i) the Cash Amount, as provided for in Section 7.4(a), or (ii) the REIT Common Shares Amount, as elected by the General Partner, as directed by the Company (in its sole and absolute discretion), on the Specified Redemption Date, provided that if the General Partner has not affirmatively notified the Redeeming Partner on or before one Business Day before the Specified Redemption Date that either the Partnership, the General Partner or its Affiliates will pay the Cash Amount then the General Partner shall be deemed to have elected, directly or through one or more Affiliates, to pay the REIT Common Shares Amount to the Redeeming Partner on the Specified Redemption Date, and the Company agrees that it will provide such REIT Common Shares on the Specified Redemption Date, subject to the other provisions of this Section 7.4. On any such election of the General Partner to assume and satisfy a Redemption Right, the Company, directly or indirectly through one or more Affiliates, shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. Unless the General Partner, as directed by the Company (in its sole and absolute discretion), shall exercise its right to assume and satisfy the Redemption Right, or unless the General Partner has been deemed to assume the Redemption Right as provided in this Section 7.4(b), neither the General Partner nor the Company itself shall have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. If the General Partner, as directed by the Company, shall exercise its right, or shall be deemed to have elected, to satisfy the Redemption Right in the manner described in the first sentence of this Section 7.4(b), except as provided in the following paragraph, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Common Partnership Units to the Company or its Affiliates; provided that if the Redeeming Partner is redeeming all of its Common Partnership Units, the Partnership shall redeem any fractional Common Partnership Unit (constituting less than one Common Partnership Unit owned by the Redeeming Partner by paying the Cash Amount with respect to such fractional Common Partnership Unit to such Redeeming Partner. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good title, and to execute such documents, as the Company may reasonably require in connection with the issuance of REIT Common Shares upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of REIT Common Shares, the Redeeming Partner shall be deemed to become a holder of REIT Common Shares as of the close of business on the Specified Redemption Date or on such later date permitted by this Section 7.4(b) that the Company delivers REIT Common Shares, as the case may be.

Notwithstanding anything to the contrary in Section 7.4(a) or this Section 7.4(b), and in addition to the right of the Company to deliver REIT Common Shares in satisfaction of the Redemption Right, as provided above, should the General Partner, as directed by the Company elect, or be deemed to elect, to satisfy a Redemption Right by paying the Redeeming Partner the REIT Common Shares Amount, and it is necessary to obtain Company stockholder approval in order for it to issue sufficient REIT Common Shares to satisfy such Redemption Right in full, then the Company shall have one hundred twenty (120) days beyond the Specified Redemption Date in which to obtain such stockholder approval and to pay the REIT Common Shares Amount, and the redemption date shall be required to occur by ten (10) days after stockholder approval of the issuance of the REIT Common Shares has been obtained, if it is obtained. If such stockholder approval is not obtained within one hundred thirty (130) days after such Common Partnership Units are presented for redemption or the stockholders have voted against the issuance of the REIT Common Shares and payment of the REIT Common Shares, the Partnership will distribute to the Redeeming Partner any distributions pursuant to Section 8.1 that were not made after the Specified Redemption Date with respect to the Common Partnership Units redeemed because of the provisions of Section 7.4(a), the Partnership shall pay to the Redeeming Partner the Cash Amount no later than the earlier of (i) ten (10) days after stockholders have voted against the issuance of the REIT Common Shares, or (ii) one hundred thirty (130) days after such Common Partnership Units are presented for redemption, together with interest on such Cash Amount from the Specified Redemption Date to the date of payment at the rate equal to the lesser of (i) the Company’s annual dividend rate on REIT Common Shares for the twelve (12) month period prior to the Valuation Date and based upon the Cash Amount for Common Partnership Units redeemed, or (ii) eight percent (8%).

[Exhibit C - Page 38]

(c)            Notwithstanding the provisions of Section 7.4(a) and Section 7.4(b), a Limited Partner shall not be entitled to receive REIT Common Shares if the delivery of REIT Common Shares to such Partner on the Specified Redemption Date (or such later date permitted by Section 7.4(b), as applicable) by the Company pursuant to Section 7.4(b) would be prohibited under the Articles of Incorporation of the Company, as amended or restated from time to time. Without limiting the effect of the preceding sentence, no Person shall be permitted to receive REIT Common Shares if as a result of, and after giving effect to, such exercise any Person would Beneficially Own (as defined in the Articles of Incorporation of the Company, as amended or restated from time to time) more than 9.8% of the total number of issued and outstanding REIT Common Shares, unless waived by the board of directors of the Company in its sole discretion. To the extent any attempted redemption for REIT Common Shares would be a violation of this Section 7.4(c), it shall, to the fullest extent permitted by law, be null and void ab initio. The Cash Amount shall be paid in such instances, in accordance with the terms set forth in Section 7.4(a) or Section 7.4(b).

(d)            Each Limited Partner covenants and agrees with the General Partner that all Common Partnership Units delivered for redemption shall be delivered to the Partnership, the Company or its Affiliates, as the case may be, free and clear of all liens and, notwithstanding anything herein contained to the contrary, neither the General Partner, the Company (nor any of its Affiliates) nor the Partnership shall be under any obligation to acquire Common Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Partnership Units to the General Partner, Partnership or the Company, such Limited Partner shall assume and pay such transfer tax.

(e)            REIT Common Shares issued pursuant to Section 7.4(b) may contain such legends regarding restrictions on transfer as the Company in good faith determines to be necessary or advisable in order to (1) comply with restrictions on transfer under the Securities Act and applicable state securities laws and (2) protect the ability of the Company to continue to qualify as a REIT.

(f)            (f)            Notwithstanding anything to the contrary in Section 7.4(b), any Class E Units issued pursuant to Section 8.1(c) and any Class E Units issued in lieu of fees payable pursuant to the Advisory Agreement may, subject to any lock-up restrictions that may be set forth in a separate agreement relating to the issuance of such Class E Units, be redeemed for the Cash Amount of the redeemed Class E Units or, at the election of the holder of such Class E Units, an amount of Class E REIT Shares with an aggregate Net Asset Value equivalent to the aggregate Net Asset Value of such Class E Units.

Section 7.5.      Basis Analysis. Upon the request of any Limited Partner but subject to the General Partner’s agreement, which may be withheld in the General Partner’s sole discretion, the General Partner may, prior to the end of each calendar year, cause accountants to prepare and provide to the Limited Partners a study analyzing each refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that occurred during that year that reduced the amount of any nonrecourse liabilities of the Partnership that a Limited Partner may include in the tax basis of its Partnership Interests.

[Exhibit C - Page 39]

Section 7.6.      Limited Partner Guarantees. Upon the request of the General Partner, or upon a Limited Partner’s own election but subject to the General Partner’s agreement, which may be withheld in the General Partner’s sole discretion, a Limited Partner (the “Initiating Limited Partner”) from time to time, may, but shall not be required to, guarantee or otherwise provide credit support for Partnership indebtedness or a deficit restoration obligation as such Limited Partner may elect; provided, however, that the Limited Partner shall be entitled to take such action only if the General Partner determines that any such action would not have a material adverse effect on the tax position of the General Partner. All Partners are entitled to notice of any such guarantee or credit support, and shall have the right to provide guarantees or credit support on the same terms and conditions as the Initiating Limited Partner does, and all Limited Partners interested in providing such guarantee or credit support shall cooperate with the General Partner and each other in considering any guarantee or credit support proposal, and the General Partner will cooperate in permitting or obtaining any consents for such guarantees or credit support.

Section 7.7.      Conversion of LTIP Units.

(a)            An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Partnership Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested Incentive Units into Common Partnership Units until they become Vested LTIP Units; provided, however, that when a LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Incentive Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Partnership Units. In all cases, the conversion of any LTIP Units into Common Partnership Units shall be subject to the conditions and procedures set forth in this Section 7.7.

(b)            A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Partnership Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5(a). Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Partnership Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

[Exhibit C - Page 40]

In order to exercise his or her Conversion Right, a LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D (with a copy to the General Partner) not less than 3 Business Days nor more than 10 Business Days prior to a date for conversion (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Unit Transaction (as defined below) at least thirty (30) days prior to the effective date of such Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Unit Transaction or (y) the third Business Day immediately preceding the effective date of such Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 14.5. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7.7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 7.4 relating to those Common Partnership Units that will be issued to such holder upon conversion of such LTIP Units into Common Partnership Units in advance of the Conversion Date; provided, however, that the redemption of such Common Partnership Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a LTIP Unitholder in a position where, if he or she so wishes, the Common Partnership Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Partnership Units under Section 7.4(b) by delivering to such holder REIT Common Shares rather than cash, then such holder can have such REIT Common Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Partnership Units. The General Partner shall cooperate with a LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

(c)            The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Partnership Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 7.7(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit E to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 14.5.

(d)            A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Partnership Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Partnership Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The assignee of any Limited Partner pursuant to Article IX hereof may exercise the rights of such Limited Partner pursuant to this Section 7.7 and such Limited Partner shall be bound by the exercise of such rights by the assignee.

(e)            For purposes of making future allocations under Section 5.5 and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Partnership Unit Economic Balance.

[Exhibit C - Page 41]

(f)            If the Partnership, the General Partner or the Company shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Partnership Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Partnership Units shall be exchanged for or converted into the right, or the holders of such Partnership Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Unit Transaction”), then the General Partner may, immediately prior to the Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Unit Transaction or that would occur in connection with the Unit Transaction if the assets of the Partnership were sold at the Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Unit Transaction (in which case the Conversion Date shall be the effective date of the Unit Transaction).

In anticipation of such Forced Conversion and the consummation of the Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Unit Transaction in consideration for the Common Partnership Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Unit Transaction by a holder of the same number of Common Partnership Units, assuming such holder of Common Partnership Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. If holders of Common Partnership Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Unit Transaction, prior to such Unit Transaction the General Partner shall give written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Partnership Units in connection with such Unit Transaction. If a LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Partnership Unit would receive if such Common Partnership Unit holder failed to make such an election.

Subject to the rights of the Partnership, the General Partner and the Company, under any Vesting Agreement and the Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Unit Transaction to be consistent with the provisions of this Section 7.7(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Partnership Units in connection with the Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Partnership Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Notwithstanding the foregoing, the provisions of this Section 7.7 shall only apply to Class 2 LTIP Units if such Class 2 LTIP Units have been converted into LTIP Units in accordance with Section 7.8.

[Exhibit C - Page 42]

Section 7.8.      Conversion of Class 2 LTIP Units.

(a)            At any time prior to the Final Conversion Date (as specified in the Award Agreement pursuant to which Class 2 LTIP Units are granted), the holder of such Class 2 LTIP Units shall have the right, at such holder’s option and at any time, to convert all or a portion of such holder’s Vested Class 2 LTIP Units into a number of LTIP Units equal to (i) (A) the Value of a Common Partnership Unit on the Conversion Date minus (B) the issue price of the Class 2 LTIP Units being converted (as set forth in and adjusted in accordance with the applicable award agreement and the Plan), multiplied by (ii) the number of Class 2 LTIP Units being converted, and the product of clause (i) and clause (ii) then being divided by (iii) the Value of a Common Partnership Unit on the Conversion Date. If the calculation set forth in the immediately preceding sentence results in a negative number, then the result will be deemed to equal zero.

(b)           All of the provisions of Section 7.7 applicable to a conversion of LTIP Units into Common Partnership Units shall apply to a conversion of Class 2 LTIP Units into LTIP Units hereunder, mutatis mutandis, except that (i) the first paragraph of Section 7.7(b) shall not apply, (ii) the Conversion Notice shall be a notice in the form attached hereto as Exhibit D, (iii) Section 7.7(c) (Forced Conversion) shall not apply, provided, however, that Forced Conversions may take effect in accordance with Section 7.7(f), and (iv) Section 7.7(e) (reduction of Economic Capital Account Balance) shall not apply.

(c)           Class 2 LTIP Units converted into LTIP Units under this Section 7.8 are Vested LTIP Units and may be converted into Common Partnership Units in accordance with Section 7.7.

Section 7.9.      Voting Rights of LTIP Units. LTIP Unitholders shall (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Common Partnership Units, with the LTIP Units voting as a single class with the Common Partnership Units and having one vote per LTIP Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Partnership Units; but subject, in any event, to the following provisions:

(a)            With respect to any Unit Transaction, so long as the LTIP Units are treated in accordance with Section 7.7(f) hereof, the consummation of such Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(b)            Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Partnership Units, LTIP Units or Preferred Partnership Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding LTIP Units shall have been converted into Common Partnership Units.

[Exhibit C - Page 43]

Section 7.10.      Registration Rights. With respect to any Class E REIT Shares issued to the Special Limited Partnership upon conversion of Class E Units issued in connection with the Performance Allocation pursuant to Section 8.1(c), within six months after a Listing of any Class of REIT Shares, the Special Limited Partner and the Company covenant and agree to negotiate in good faith and enter into a registration rights agreement for such Class E REIT Shares with terms mutually agreeable to the Special Limited Partner and the Company. Such registration rights agreement shall be in customary form for agreements of this type entered into by REITs with institutional investors prior to an initial public offering and will provide for: (a) a long-form “demand” registration right exercisable once by the Special Limited Partner; (b) “shelf” registration rights so long as Form S-3 is available to the Company; (c) “piggy-back” registration rights; and (d) in the event of “underwriters’ cut-backs” in relation to a demand registration, a shelf registration or any piggyback registration, the ability of the Company to reduce the number of Class E REIT Shares to be registered on a pro rata basis with other registering stockholders. If a Class of REIT Shares other than the Class E REIT Shares are Listed, such registration rights agreement shall provide for conversion of the Class E REIT Shares to the Listed Class of REIT Shares based on the relative net asset value per share, determined on a consistent basis, and the registration rights above shall apply to the REIT Shares received upon such conversion of the Class E REIT Shares.

Article VIII
DISTRIBUTIONS AND PAYMENTS TO PARTNERS

Section 8.1.      Distributions of Cash Flow.

(a)            The Partnership shall distribute Cash Flow on a monthly (or, at the election of the General Partner, more or less frequently) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 8.1(b). The Partnership shall be deemed to have distributed cash to the General Partner in an amount equal to the amount of distributions by the General Partner that are reinvested in REIT Shares issued by the General Partner pursuant to the General Partner’s distribution reinvestment plan, and the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares.

(b)            Except for distributions pursuant to Section 10.4 in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 8.1(c), 8.1(d), 8.2 and 8.3, all distributions of Cash Flow (including any deemed distributions pursuant to Section 8.1(a)) shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Partnership Units held by the respective Partners on the Partnership Record Date, except that the amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares (including, without limitation, Distribution Fees, management fees paid pursuant to the Advisory Agreement as provided on Schedule 1 attached to this Agreement and the Performance Allocation) as described in the PPM or the Prospectus or for other reasons as determined by the Board of Directors of the Company. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same Class designation.

(c)            Notwithstanding the foregoing, so long as the Advisory Agreement has not been terminated (including by means of non-renewal), and even if terminated, through such date of termination, the Special Limited Partner shall be entitled to a distribution with respect to Performance Participation Units only (the “Performance Allocation”) promptly following the end of each year and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:

(i)            First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause; and

(ii)            Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

[Exhibit C - Page 44]

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

With respect to all Performance Participation Units that are repurchased at the end of any month in connection with repurchases of REIT Shares pursuant to the General Partner’s share repurchase plan, the Special Limited Partner shall be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such Performance Participation Units were outstanding, and proceeds for any such Performance Participation Unit repurchase will be reduced by the amount of any such Performance Allocation.

Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner will be entitled to a Performance Allocation as described above calculated in respect of the portion of the year to date, less any Performance Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year.

If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Allocations in the subsequent four calendar years will be reduced by(i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay the Partnership the remaining Quarterly Shortfall Obligation in cash.

Distributions on the Performance Allocation may be payable in cash, Class E Units or any combination thereof, at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E Units, the Special Limited Partner will receive the number of Class E Units that results from dividing the Performance Allocation by the Net Asset Value per Unit of the applicable Class of Partnership Units at the time of such distribution. If the Special Limited Partner elects to receive such distributions in Class E Units, the Special Limited Partner or any subsequent transferee may request the Partnership to redeem such Partnership Units (including any Partnership Units received in exchange for any Class E Units) from the Special Limited Partner or such transferee at any time thereafter pursuant to Section 7.4.

The measurement of the change in Net Asset Value Per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

Except as noted above with respect to Quarterly Allocations, the Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of the Partnership.

In the event the Advisory Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Allocation with respect to all Performance Participation Units as of the date of such termination.

[Exhibit C - Page 45]

(d)            In no event may a Partner receive a distribution of Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a dividend out of the Company’s share of such Cash Flow with respect to a REIT Share for which all or part of such Partnership Unit has been exchanged.

(e)            If the Partnership issues additional Partnership Units pursuant to the provisions of this Agreement, the General Partner is hereby authorized to make such revisions to this Article VIII as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including without limitation, making preferential distributions to certain classes of Partnership Units.

Section 8.2.      REIT Distribution Requirements. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, the General Partner shall cause the Partnership to distribute sufficient amounts to enable the Company (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code, and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

Section 8.3.      Distributions in Kind. If any assets of the Partnership other than cash are distributed in kind pursuant to this Agreement, such assets shall be distributed to the Partners entitled thereto in the same proportions as the Partners would have been entitled to cash distributions if such property had been sold for cash at its fair market value and the net proceeds thereof distributed to the Partners. If assets of the Partnership other than money are distributed to a Partner in liquidation of the Partnership, or if assets of the Partnership other than money are distributed to a Partner in kind, in order to reflect unrealized gain or loss, the Capital Accounts of the Partners will be adjusted for the hypothetical “book” gain or loss that would have been realized by the Partnership if the distributed assets had been sold for their Net Asset Values in a cash sale. Upon the liquidation of a Partner’s interest in the Partnership, in order to reflect unrealized gain or loss, the Capital Accounts of the Partners will be adjusted for the hypothetical “book” gain or loss that would have been realized by the Partnership if all Partnership assets had been sold for their Net Asset Values in a cash sale. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

Section 8.4.      Reinvestment. Subject to legal, tax, regulatory or other similar considerations, each Limited Partner holding Partnership Units agrees to participate in the reinvestment program of distributions to the holders of Partnership Units (the “DRIP” and any participating Limited Partner, a “DRIP Participant”) unless otherwise agreed with the General Partner in writing. The following provisions shall apply to the DRIP and any Limited Partner’s participation therein:

(a)            Subject to Section 8.4(b)(v), the General Partner shall, on behalf of each DRIP Participant, reinvest all distributions to be made to such DRIP Participant with respect to its Partnership Units in exchange for such DRIP Participant being issued additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant. Partnership Units issued pursuant to the DRIP shall be purchased at the applicable Net Asset Value per Unit on the date that the distribution is payable (calculated as of the most recent month end).

(b)            In connection with this Section 8.4, each Limited Partner agrees and acknowledges as follows:

(i)            The Partnership has designated the General Partner to administer the DRIP and act as agent for the DRIP Participants. The General Partner shall credit distributions to DRIP Participants on the basis of whole or fractional Partnership Units and shall reinvest such distributions in additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant.

[Exhibit C - Page 46]

(ii)            A DRIP Participant shall remain in the DRIP until such DRIP Participant withdraws from the DRIP in accordance with Section 8.4(b)(v) or the General Partner terminates or suspends the DRIP.

(iii)            A DRIP Participant shall be deemed to have made a Capital Contribution, and Partnership Units shall be purchased, on the date that the distribution is payable (at the then-current Net Asset Value per Unit, calculated as of the most recent month end). No interest shall be paid on cash distributions pending reinvestment under the terms of the DRIP.

(iv)            No DRIP Participant shall have any authorization or power to direct the time or price at which Partnership Units shall be purchased. The total amount to be invested shall depend on the amount of any distributions paid on the number of Partnership Units owned by the DRIP Participant, as well as any withholding taxes paid on behalf of such DRIP Participant.

(v)            DRIP Participants may elect to withdraw from the DRIP with respect to the Partnership Units held in their account in the DRIP by providing 10 days’ prior written notice of such election to withdraw in a form acceptable to the General Partner and such election to withdraw shall be effective until rescinded by providing written notice of an election to reinstate participation in the DRIP in a form acceptable to the General Partner. Such written notice of such election to withdraw or be reinstated, as the case may be, must be received by the General Partner prior to the last day of the month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last day of a month in which it is timely received and will not affect participation in the DRIP for any prior month). Any transfer of Partnership Units by a DRIP Participant to a non-DRIP Participant will terminate participation in the DRIP with respect to the transferred Partnership Units. If a Participant requests that the Partnership repurchase all or any portion of the DRIP Participant’s Partnership Units, the DRIP Participant’s participation in the DRIP with respect to the DRIP Participant’s Partnership Units for which repurchase was requested but that were not repurchased will be terminated. If a DRIP Participant terminates DRIP participation, the Partnership may, at its option, ensure that the terminating DRIP Participant’s account will reflect the whole number of Partnership Units in such DRIP Participant’s account and provide a check or other instrument of payment for the cash value of any fractional share in such account. Upon termination of DRIP participation for any reason, future distributions will be distributed in cash.

Section 8.5.      Withdrawals. No Partner shall be entitled to make withdrawals from its Capital Account, or withdraw as a Limited Partner, except as expressly provided herein.

Section 8.6.      Amounts Withheld.

(a)            Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. If a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within ten (10) days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 8.6(a) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

[Exhibit C - Page 47]

(b)            All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 8.6(a) with respect to any allocation, payment or distribution to any Partner shall be treated as amounts paid or distributed to such Partner pursuant to Section 8.1 hereof for all purposes under this Agreement.

(c)            Notwithstanding any other provision of this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make any distribution or other payment to a Partner in respect of its Partnership Interest to the extent that such distribution would violate the Act or other applicable law.

Article IX
TRANSFERS OF INTERESTS

Section 9.1.      General Partner.

(a)            Other than to an Affiliate of the General Partner, the General Partner may not transfer any of its General Partnership Interest or withdraw as General Partner except (i) the General Partner may grant a security interest in or pledge its General Partnership Interest in the Partnership to secure debt for borrowed money, or any guaranty thereof, now existing or hereinafter incurred, (ii) as provided in Section 9.1(b) or (iii) in connection with a transaction described in Section 9.1(c).

(b)            Except as otherwise provided in Section 6.7 or Section 9.1(c), the General Partner, the Company or their Subsidiaries shall not engage in any merger, consolidation or other combination with or into another Person or in any sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (each of the foregoing being herein referred to as a “Transaction”), unless the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership or other transaction as a result of which all Limited Partners will receive for each Common Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Common Share in consideration of one REIT Common Share as a result of the Transaction; provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Common Shares, the holders of Common Partnership Units shall receive the greatest amount of cash, securities or other property which a Limited Partner would have received had it exercised the Redemption Right and the General Partner at the direction of the Company had exercised its election to satisfy the Redemption Right by the issuance of REIT Common Shares immediately prior to the expiration of such purchase, tender or exchange offer.

[Exhibit C - Page 48]

(c)            Notwithstanding Section 9.1(b), the General Partner, the Company or their Subsidiaries may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving Partner”), other than Partnership Units held by the General Partner, the Company or their Subsidiaries, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Partner in good faith and (ii) the Surviving Partner or one of its Subsidiaries expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving Partner shall have the right and duty to amend this Agreement as set forth in this Section 9.1(c). The Surviving Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Common Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Common Partnership Units could have acquired had such Common Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 9.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

Section 9.2.      Admission of a Substitute or Additional General Partner. A Person shall be admitted as a Substitute or Additional General Partner of the Partnership only if the transaction giving rise to such substitution or admission is otherwise permitted under this Agreement and the following terms and conditions are satisfied:

(a)            the Person to be admitted as a Substitute or Additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by the Act in connection with such admission shall have been performed;

(b)            if the Person to be admitted as a Substitute or Additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)            counsel for the Partnership shall have rendered an opinion (relying on such opinions from counsel of the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a Substitute or Additional General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of such Person as a Substitute or Additional General Partner will cause the termination of the Partnership under Section 708 of the Code, or will cause it to be classified as other than a partnership for federal income tax purposes, or will result in the loss of any Limited Partner’s limited liability status.

Section 9.3.      Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)            Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its automatic removal pursuant to Section 9.4(a) hereof) or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a general partner or the last remaining partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining partners of such partnership), the Partnership shall be dissolved and wound up unless the Partnership is continued pursuant to Section 9.3(b).

(b)            Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a general partner or the last remaining partner in such partnership shall be deemed not be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by all remaining general partners or all remaining partners of such partnership), Limited Partners holding at least a majority of the Limited Partnership interests, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 9.2 and any other applicable provisions of this Agreement, a Substitute General Partner by majority consent of the Limited Partners. If the Limited Partners elect to continue the Partnership and admit a Substitute General Partner, the relationship between the Partners and any Person who has acquired an interest of a Partner in the Partnership shall continue to be governed by this Agreement.

[Exhibit C - Page 49]

Section 9.4.      Removal of a General Partner.

(a)            Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a general partner or the last remaining limited partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such Partnership.

(b)            If a General Partner has been removed pursuant to Section 9.4(a) and the Partnership is not continued pursuant to Section 9.3(b), the Partnership shall be dissolved.

(c)            A General Partner may not be removed by the Limited Partners with or without cause.

Section 9.5.      Restrictions on Transfer of Limited Partnership Interests.

(a)            Except as otherwise provided in this Article IX, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer its Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) or withdraw or retire from the Partnership, without the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith. In no event may a Partner have any rights to distributions pursuant to Act Section 17-604.

(b)            No Limited Partner may effect a Transfer of its Limited Partnership Interest if, (i) in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or “Blue Sky” law (including investment suitability standards) or (ii) the assignee is not an Accredited Investor within the meaning of Rule 501 of the Securities Act of 1933, as amended.

(c)            No Transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (iii) the Transfer would create a risk that the Company would not be taxed as a REIT for federal income tax purposes or (iv) assuming the Partnership Units subject to the Transfer were redeemed for REIT Shares, the redemption would create a risk that the Company would not be taxed as a REIT for federal income tax purposes.

(d)            Subject to the other provisions of this Section 9, Section 9.5(a) shall not prevent any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests, provided that the transferor assumes all costs of the Partnership in connection therewith and any such transferee shall not have the rights of a Substitute Limited Partner (unless and until admitted as a Substitute Limited Partner pursuant to this Section 9.5 and Section 9.6 of this Agreement).

(e)            Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

[Exhibit C - Page 50]

Except as required by operation of law Transfers of Partnership Interests and Partnership Units shall be made on the books of the Partnership, and in the case of certificated Partnership Interests and Partnership Units, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed; or, in the case of uncertificated Partnership

Interests and Partnership Units, upon receipt of proper transfer instructions from the registered holder of the Partnership Interests and Partnership Units and upon compliance with the other provisions of this Article IX.

Section 9.6.      Admission of Substitute Limited Partner.

(a)            Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.5(a) regarding consent of the General Partner), an assignee of the Limited Partnership Interest of a Limited Partner (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

(i)            the assignee has obtained the prior written consent of the General Partner as to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion;

(ii)            the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

(iii)            to the extent required, an amended certificate of limited partnership evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

(iv)            the assignee shall have delivered a letter containing the representation and warranty set forth in Section 9.12 and the agreement set forth in Section 9.12;

(v)            if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement;

(vi)            the assignee shall have executed a power of attorney containing the terms and provisions set forth in Article XII; and

(vii)            the assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and all filing and publication costs incurred in connection with its substitution as a Limited Partner.

(b)            For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the certificate described in Section 9.6(a)(iii) or, if no such filing is required, the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)            The General Partner shall as promptly as practicable take all action required to effectuate the admission of the Person seeking to become a Substitute Limited Partner, including preparing the documentation required by this Section 9.6 and making all official filings and publications.

[Exhibit C - Page 51]

Section 9.7.      Rights of Assignees of Partnership Interests.

(a)            Subject to the provisions of Sections 9.5 and 9.6 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substitute Limited Partner in connection with a Transfer permitted by Section 9.5, such transferee shall be considered an assignee for the purposes of this Agreement. An assignee shall be entitled to all the rights of an assignee of a partnership interest under the Act, including the right to receive distributions attributable to the Partnership Units assigned, but such assignee shall not be entitled to effect a consent or vote on any matter presented to the Limited Partners for approval or, except as waived by the General Partner, effect a Redemption Right with respect to such Partnership Units (such right to consent or vote or effect a Redemption Right, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner).

(b)            Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

Section 9.8.      Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. If an order for relief in a bankruptcy proceeding is entered against an individual Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

Section 9.9.      Joint Ownership of Interests. A Partnership Interest may be acquired by two (2) individuals as joint tenants with right of survivorship (but not as tenants in common), provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one (1) joint owner will be required if the Partnership has been provided with evidence satisfactory to counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one (1) owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one (1) of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner that the tenancy satisfying the first sentence of this Section 9.9 has been destroyed, the General Partner shall cause the Partnership Interest to be divided into two (2) equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

[Exhibit C - Page 52]

Section 9.10.      Transferees. Any Partnership Interests owned by the Partners and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

Section 9.11.      Absolute Restriction. Notwithstanding any provision of this Agreement to the contrary, unless waived in writing by the General Partner, the sale or exchange of any interest in the Partnership will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Partnership under Section 708 of the Code, if such termination would materially and adversely affect the Partnership or any Partner.

Section 9.12.      Investment Representation. Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Partnership Interest or any fraction thereof to any Person who does not similarly represent, warrant and agree.

Section 9.13.      Certificates. Partnership Interest and Partnership Unit ownership in the Partnership shall be maintained in the books and records of the Partnership, set forth on Exhibit A, as amended from time to time, and shall not be certificated, except that at the request of any Partner its Partnership Interest and Partnership Unit shall also be evidenced by a certificate in the form and substance of Exhibit F hereto with such legends, notations and endorsements, if any, as determined by the General Partner in its sole discretion. Any certificates issued representing Partnership Interests and Partnership Units shall be issued in consecutive order, shall be identified by the class of the Partnership Interest and shall be numbered in the order of their issue and shall be signed by, or in the name of, the Partnership by or on behalf of the General Partner. The General Partner shall note on Exhibit A as to any Partnership Interests and Partnership Units evidenced by a certificate the certificate number thereof. If any certificate representing Partnership Interests and Partnership Units is subject to any loss, theft, destruction or mutilation, the Partnership may issue to the holder a new certificate or certificates for such Partnership Interests and Partnership Units, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; provided that the General Partner may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Partnership a bond in such sum and with such surety or sureties as it may direct to indemnify the Partnership and the General Partner against any claim that may be made on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of such new certificate. Partnership Interests and Partnership Units shall be securities governed by (and for purposes of) Article 8 of the Uniform Commercial Code.

[Exhibit C - Page 53]

Article X
TERMINATION OF THE PARTNERSHIP

Section 10.1.      Termination. The Partnership shall be dissolved upon (i) an Event of Bankruptcy as to the General Partner or the dissolution or withdrawal of the General Partner (unless within ninety (90) days thereafter Limited Partners holding a majority of the Limited Partnership Interests elect to continue the Partnership and to elect one or more persons to serve as the General Partner or General Partners of the Partnership in accordance with Section 9.2), (ii) ninety (90) days following the sale of all or substantially all of the Partnership’s assets (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full), (iii) the redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner or Stirling OP Limited Partner LLC), or (iv) the election by the General Partner (but only in accordance with and as permitted by applicable law) that the Partnership should be dissolved. Upon dissolution of the Partnership (unless the business of the Partnership is continued as set forth above), the General Partner (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Partnership, and its assets shall be applied and distributed as herein provided. Immediately before liquidation of the Partnership, Class T Units will automatically convert to Class I Units at the Class T Conversion Rate, Class S Units will automatically convert to Class I Units at the Class S Conversion Rate, Class D Units will automatically convert to Class I Units at the Class D Conversion Rate and Class E Units will automatically convert to Class I Units at the Class E Conversion Rate.

Section 10.2.      Payment of Debts. Upon a winding up of the Partnership, the assets shall first be applied to the satisfaction of the creditors of the Partnership (other than Partners who are creditors in light of any loans or advances that may have been made by Partners to the Partnership), including the expenses of liquidation, whether by payment or the making of reasonable provision for payment thereof. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the General Partner to minimize any losses resulting from liquidation.

Section 10.3.      Debts to Partners. After the application of Section 10.2 the remaining assets shall next be applied to the repayment of any loans made by any Partner to the Partnership.

Section 10.4.      Remaining Distribution.

(a)            After the application of Section 10.3 and after payment of any accrued Performance Allocation to the Special Limited Partner the remaining assets shall then be distributed first, to the holders of the Preferred Partnership Units as provided in the exhibit hereto setting forth the terms of such Preferred Partnership Units, and second, to the holders of the Common Partnership Units in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs.

(b)            If the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to Section 10.4(a) in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations, except as provided in Section 10.4(c). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 10.4(a) may be:

(i)            distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 10.4(a); or

[Exhibit C - Page 54]

(ii)            in furtherance of satisfaction of the Partnership’s creditors, pursuant to Section 10.2, withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners pursuant to Section 10.4 as soon as practicable.

(c)            Notwithstanding any other provisions of this Article X, if the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations but no event resulting in the termination of the Partnership pursuant to Section 10.1 has occurred, the Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed all its Property and liabilities to a new partnership in exchange for an interest in such new partnership and, immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new partnership to the Partners.

Section 10.5.      Reserve. Notwithstanding the provisions of Sections 10.3 and 10.4, the General Partner may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Partnership in furtherance of satisfaction of the Partnership’s creditors, pursuant to Section 10.2, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article X.

Section 10.6.      Final Accounting. Each of the Partners shall be furnished with a statement examined by the Partnership’s independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the General Partner with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute and cause to be filed a certificate of cancellation of the Certificate of Limited Partnership and any and all other documents necessary with respect to termination and cancellation of the Partnership.

Article XI
AMENDMENTS

Section 11.1.      Authority to Amend.

(a)            This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment (i) is solely for the purpose of clarification or is of an inconsequential nature and (ii) does not change the substance hereof and the Partnership has obtained an opinion of counsel to that effect.

(b)            This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is to reflect the admission, substitution or withdrawal of Limited Partners; to create, issue or reflect the creation or issuance of additional Partnership Interests or to amend the calculation of the Cash Amount and the Conversion Factor pursuant to a transaction described in Section 9.1(c). For avoidance of doubt, the General Partner may amend Exhibit A without the approval of any Limited Partner as provided in Section 6.1(v).

(c)            This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code with respect to partnerships or REITs or of any federal or state securities laws or regulations. Any amendment made pursuant to this Section 11.1(c) may be made effective as of the date of this Agreement.

[Exhibit C - Page 55]

(d)            Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) adversely affect the limited liabilities of the Limited Partners, (ii) impose on the existing Limited Partners any obligation to make additional Capital Contributions to the Partnership, (iii) except as provided in Section 11.1(b), change the method of allocation of profit and loss as provided in Article V or the distribution provisions of Articles VIII and X hereof, (iv) seek to impose personal liability on a Limited Partner without that Limited Partner’s consent, or (v) affect the operation of the Conversion Factor of the Redemption Right shall require the consent and approval of the General Partner and of Limited Partners holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Limited Partners.

(e)            Except as otherwise specifically provided in this Section 11.1, amendments to this Agreement shall require the approval of the General Partner and Limited Partners holding more than fifty percent (50%) of the Common Percentage Interests of the Limited Partners.

Section 11.2.      Notice of Amendments. A copy of any amendment to be approved by the Partners pursuant to Sections 11.1(d) or 11.1(e) shall be mailed in advance to such Partners. Partners shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), (b) or (c), and upon request shall be furnished a copy thereof.

Section 11.3.      Implementation of Amendment. Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Limited Partner, (i) any amendment, restatement, modification or waiver of this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) each of the Partners and any other party to or bound by this Agreement shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

Article XII
POWER OF ATTORNEY

Section 12.1.      Power. Each of the Limited Partners irrevocably constitutes and appoints the General Partner as such Limited Partner’s true and lawful attorney in such Limited Partner’s name, place and stead to make, execute, swear to, acknowledge, deliver and file:

(a)            Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Delaware or of any other state or jurisdiction in which the General Partner shall deem it advisable to file;

(b)            Any documents, certificates or other instruments, including, but not limited to, (i) any and all amendments and modifications of this Agreement or of the instruments described in Section 12.1(a) which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement, (ii) all instruments relating to the admission, withdrawal, removal or substitution of any Partner, and (iii) by way of extension and not limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership; and

(c)            All documents, certificates or other instruments that may be required to effectuate the dissolution, winding up and termination of the Partnership, to the extent such dissolution, winding up and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e) or be used in any other manner inconsistent with the status of the Partnership as a limited partnership or inconsistent with the provisions of this Agreement. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under such power of attorney.

[Exhibit C - Page 56]

Section 12.2.      Survival of Power. It is expressly intended by each of the Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence, dissolution, liquidation or adjudication of insanity or bankruptcy or insolvency of each such Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Partners of such Partner’s entire interest in the Partnership, except that where an assignee of such entire interest has become a substitute Limited Partner, then the foregoing power of attorney of the assignor Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

Article XIII
CONSENTS, APPROVALS, VOTING AND MEETINGS

Section 13.1.      Method of Giving Consent or Approval. Any consent or approval required by this Agreement may be given as follows:

(a)            by a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

(i)            Notice to the General Partner of such nullification by the consenting Partner prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

(ii)            Notice to the General Partner of such nullification by the consenting Partner prior to the time of any meeting called pursuant to Section 13.2 to consider the doing of such act or thing, or

(iii)            The negative vote by such consenting Partner at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing;

(b)            by the affirmative vote by the consenting Partner for the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

(c)            by the failure of the Partner to respond or object to a request from the General Partner for such Partner’s consent within thirty (30) days from its receipt of such request (or such shorter period of time as the General Partner may indicate in such request in order to ensure that the General Partner has sufficient time to respond, if required, to any third party with respect to the subject matter of such request).

Section 13.2.      Meetings of Limited Partners. Any matter requiring the consent or vote of all or any of the Partners may be considered at a meeting of the Partners held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the General Partner to all Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, or (ii) shall be given by the General Partner within fifteen (15) days after receipt from Limited Partners holding more than fifty percent (50%) of the Common Percentage Interests of the Limited Partners of a request for such meeting.

[Exhibit C - Page 57]

Section 13.3.      Opinion. Except for Consents obtained pursuant to Sections 13.1 or 13.2, no Limited Partner shall exercise any consent or voting rights unless either (a) at the time of the giving of consent or casting of any vote by the Partners hereunder, counsel for the Partnership or counsel employed by the Limited Partners shall have delivered to the Partnership an opinion satisfactory to the Partners to the effect that such conduct (i) is permitted by the Act, (ii) will not impose personal liability on a Limited Partner without that Limited Partner’s consent, and (iii) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (b) irrespective of the delivery or non-delivery of such opinion of counsel, Limited Partners holding more than seventy-five percent (75%) of the Common Percentage Interests of the Limited Partners determine to exercise their consent or voting rights.

Section 13.4.      Submissions to Partners. The General Partner shall give the Partners notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Partners. Such notice shall include any information required by the relevant provision or by law.

Article XIV
MISCELLANEOUS

Section 14.1.      Governing Law. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 14.2.      Agreement For Further Execution. At any time or times upon the request of the General Partner, the Limited Partners hereby agree to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Partnership does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 14.2 shall not prejudice or affect the rights of the Limited Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e).

Section 14.3.      Entire Agreement. This Agreement and the Exhibits attached hereto contain the entire understanding among the parties and supersede any prior understandings or agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed in this Agreement; provided that an LTIP Unit may be subject to a Vesting Agreement and a Limited Partner may enter into a deficit restoration obligation agreement.

Section 14.4.      Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 14.5.      Notices. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in Exhibit A attached hereto, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

[Exhibit C - Page 58]

Section 14.6.      Titles and Captions. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

Section 14.7.      Counterparts. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

Section 14.8.      Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require. Any reference to the Code or other statutes or laws include all amendments, modifications or replacements of the specific sections and provisions concerned. Unless otherwise specified, all references to “Section”, “Article” or “Exhibit” contained in this Agreement refer to sections, articles or exhibits of this Agreement. Unless the context of this Agreement clearly requires otherwise, the use of the word “including” is not limiting and the use of the word “or” has the inclusive meaning of both “or” and “and.”

Section 14.9.      Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

GENERAL PARTNER:

Stirling OP General Partner LLC,
a Delaware limited liability company

By:

LIMITED PARTNER:

Stirling OP Limited Partner LLC,
a Delaware limited liability company
as a Limited Partner of Stirling REIT OP, LP

By:

[Exhibit C - Page 59]

The undersigned has executed this Agreement not as a Partner of the Partnership but to agree to the provisions of this Agreement imposing obligations on, and granting rights to, the Company.

STIRLING HOTELS & RESORTS, INC.

By:

[Exhibit C - Page 60]

EXHIBIT A

LIST OF PARTNERS AND CONTRIBUTED ASSETS
Stirling REIT OP, LP
as of December 6, 2023

(Begins on next page)

[Exhibit C - Page 61]

EXHIBIT B

FEDERAL INCOME TAX MATTERS

For purposes of interpreting and implementing Article V of the Partnership Agreement, the following rules shall apply and shall be treated as part of the terms of the Partnership Agreement:

A. SPECIAL ALLOCATION PROVISIONS.

1.            To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Partnership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership if Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Partnership to whom such distribution was made if Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

2.            If a Partner transfers any part or all of its Partnership Interest or if Common Percentage Interests or Preferred Percentage Interests vary during a taxable year of the Partnership, the General Partner, in its sole and absolute discretion, shall determine which method authorized under the Code (including Section 706 of the Code) and the Treasury Regulations shall be used to allocate the distributive shares.

3.            To the extent required by law, income, gain, loss and deduction attributable to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations thereunder as more fully described in Part B hereof. Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method for accounting for Book-Tax Differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with Contributed Property. The Partnership shall account for Book-Tax Differences using a method specifically approved in the Treasury Regulations, such as the traditional method. An allocation of remaining built-in gain under Section 704(c) will be made when Section 704(c) property is sold.

4.            If the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Partner.

5.            To the extent any payments in the nature of fees made to a Partner or reimbursements of expenses to any Partner are finally determined by the Internal Revenue Service to be distributions to a Partner for federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

[Exhibit C - Page 62]

6.            (a) Notwithstanding any provision of the Partnership Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Treasury Regulations and for purposes of this paragraph 6(a) only, each Partner’s Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Partnership Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

(b) Notwithstanding any provision of the Partnership Agreement to the contrary, except paragraph 6(a) of this Exhibit B and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Partner’s Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Partnership Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

7.            If any Partners unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this paragraph 7 shall be made only if and to the extent that the Partner would have a deficit balance in its Adjusted Capital Account Balance after all other allocations provided for Article V of the Partnership Agreement and this Exhibit B have been tentatively made as if this paragraph 7 were not in this Exhibit B.

[Exhibit C - Page 63]

8.            No loss shall be allocated to any Partner to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Partner continues to have a positive Adjusted Capital Account Balance; in such event, losses shall first be allocated to any Partners with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the General Partner.

9.            If any Partner has a deficit balance in its Adjusted Capital Account Balance at the end of any fiscal year or other period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this paragraph 9 shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account Balance after all other allocations provided in this Part A have been tentatively made as if paragraph 7 and this paragraph 9 were not in this Exhibit B.

10.            Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Partner pursuant to Article V of the Partnership Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of Article V of the Partnership Agreement if such special allocations had not occurred.

11.            Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in the manner set forth in Section 5.1(b)(ii) of the Partnership Agreement.

12.            Any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations. If more than one Partner bears the economic risk of loss (in accordance with Section 1.704-2(i) of the Treasury Regulations) with respect to a Partner Nonrecourse Debt, Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss.

13.            Notwithstanding any provision in Article V of the Partnership Agreement or this Exhibit B to the contrary, if the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article X, then any profits or losses realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such taxable year of the Partnership (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding taxable year of the Partnership) among the Partners as required so as to cause liquidating distributions pursuant to Section 10.4(a) of the Partnership Agreement to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article VIII of the Partnership Agreement.

[Exhibit C - Page 64]

B. CAPITAL ACCOUNT ADJUSTMENTS AND TAX ALLOCATIONS.

1.            For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

(a)            Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Carrying Value.

(b)            The computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

(c)            In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the Partnership’s taxable income or loss, there shall be taken into account Depreciation for a fiscal year or other period.

(d)            The Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable partnership or limited liability company agreement of a Subsidiary of the Partnership) of all property owned by (i) a Subsidiary of the Partnership that is classified as a partnership for U.S. federal income tax purposes and (ii) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which the Partnership or a Subsidiary of the Partnership is, directly or indirectly, a partner, member or other equity holder.

2.            A transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred.

3.            Upon (i) an issuance of additional Partnership Interests in exchange for more than a de minimis capital contribution to the Partnership, (ii) an issuance of additional Partnership Interests (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity or by a new Partner acting in a partner capacity or in anticipation of being a Partner, (iii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership, or (iv) the acquisition of an interest in the Partnership by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s), the Capital Accounts of all Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such event, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as it may adopt. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (3)(i) through (3)(iv), General Partner shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

[Exhibit C - Page 65]

4.            Immediately prior to the distribution of any Partnership property, the Capital Accounts of all Partners shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to the Partnership property distributed (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to property, the fair market value of Partnership property distributed shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

5.            In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property shall, solely for tax purposes, and not for Capital Account purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Carrying Value. The General Partner shall make any elections or other decisions relating to such allocations.

6.            If the Carrying Value of any Partnership asset is adjusted as described in paragraph 3 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value immediately after such adjustment in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

7.            Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of the Partnership Agreement and this Exhibit B.

C. DEFINITIONS. For the purposes of this Exhibit B, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

“ADJUSTED CAPITAL ACCOUNT BALANCE”: means the balance in the Capital Account of a Partner as of the end of the relevant fiscal year of the Partnership, after giving effect to the following: (i) credit to such Capital Account any amounts the Partner is obligated to restore, pursuant to the terms of the Partnership Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (ii) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

[Exhibit C - Page 66]

“DEPRECIATION”: means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such fiscal year or other period, except that (a) with respect to any property the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Section 1.704-3(d) of the Treasury Regulations, Depreciation for such fiscal year or other period shall be the amount of book basis recovered for such fiscal year or other period under the rules prescribed by Section 1.704-3(d)(2) of the Treasury Regulations, and (b) with respect to any other property the Carrying Value of which differs from its adjusted tax basis at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis of any property at the beginning of such fiscal year or other period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the General Partner.

“NONRECOURSE DEDUCTIONS”: shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability, that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

“NONRECOURSE LIABILITY”: shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

“PARTNER NONRECOURSE DEBT MINIMUM GAIN”: means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

“PARTNER NONRECOURSE DEBT”: shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

“PARTNER NONRECOURSE DEDUCTIONS”: shall have the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equal the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain.

“PARTNERSHIP AGREEMENT”: shall mean this Amended and Restated Limited Partnership Agreement of Stirling REIT OP, LP, as amended.

“PARTNERSHIP MINIMUM GAIN”: shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

For purposes of this Exhibit B, all other capitalized terms will have the same definition as in the Partnership Agreement.

[Exhibit C - Page 67]

EXHIBIT C

NOTICE OF EXERCISE OF REDEMPTION RIGHT

The undersigned hereby irrevocably (i) presents for redemption on (such date being at least five (5) Business Days after the date set forth below) Partnership Units (as defined in the Partnership Agreement defined below) in Stirling REIT OP, LP, in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Stirling REIT OP, LP, as amended (the “Partnership Agreement”), and the Redemption Right (as defined in the Partnership Agreement) referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares (both as defined in the Partnership Agreement) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the addresses specified below.

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City State Zip Code)

IF REIT Shares are to be issued, issue to:

(Name)

(Social Security or Identifying Number)

[Exhibit C - Page 68]

EXHIBIT D

NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO COMMON PARTNERSHIP UNITS

The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in Stirling REIT OP, LP (the “Partnership”) set forth below into Common Partnership Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Partnership Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date to be Converted          (such date being not less than 3 Business Days nor more than 10 Business Days prior to the Date of this Notice set forth below)

Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

[Exhibit C - Page 69]

EXHIBIT E

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF LTIP UNITS INTO COMMON PARTNERSHIP UNITS

Stirling REIT OP, LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into Common Partnership Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of LTIP Unitholder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be

Converted:

Date of this Notice:

[Exhibit C - Page 70]

EXHIBIT F

FORM OF PARTNERSHIP INTEREST
AND PARTNERSHIP UNIT CERTIFICATE

THE LIMITED PARTNERSHIP INTERESTS (THE “INTERESTS”) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OF SAID ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY LAWS.”

THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OR WITHOUT COMPLYING WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENT.

CERTIFICATE FOR
[CLASS]

UNITS(S) OF PARTNERSHIP INTEREST AND PARTNERSHIP UNITS
IN
STIRLING REIT OP, LP

Class

No.          Unit(s)

This certifies that      is a [limited] [general] partner of Stirling REIT OP, LP (the “Partnership”) whose Partnership Interest in the Partnership, as set forth in the Limited Partnership Agreement of the Partnership, as amended and restated from time to time (the “Partnership Agreement”) represents Unit(s) of [Class] Partnership Interest and [Class] Partnership Units in the Partnership.

In witness whereof, the General Partner of the Partnership has caused this Certificate to be signed by its duly authorized officer this     day of     , 20 .

STIRLING OP
GENERAL PARTNER LLC

[Exhibit C - Page 71]

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

TIN	(Please insert taxpayer identification number of assignee)

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate No. , issued by Stirling REIT OP, LP, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of Stirling REIT OP, LP, with full power of substitution in the premises.

(name of registered holder)

By:	(authorized signature)

(printed name & title)

[NO SIGNATURE GUARANTEE REQUIRED]

[Exhibit C - Page 72]

EXHIBIT G

NOTICE OF EXERCISE OF LIMITED DEFICIT RESTORATION OBLIGATION AND LIMITED DEFICIT RESTORATION OBLIGATION AGREEMENT
(“NOTICE AND AGREEMENT”)

STIRLING REIT OP, LP

This Notice and Agreement is entered into with respect to the Amended and Restated Agreement of Limited Partnership of Stirling REIT OP, LP (the “Partnership”), as amended (the “Partnership Agreement”). The undersigned hereby irrevocably agrees, pursuant to Section 1.704-1(b)(2)(ii)(b)(3) of the Treasury Regulations, to be unconditionally obligated to restore the amount of any deficit balance in its Capital Account following the liquidation (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations) of its Partnership Interest, as determined after taking into account all capital account adjustments for all taxable years of the Partnership, including the Partnership taxable year during which such liquidation occurs (other than those adjustments made pursuant to Section 1.704-1(b)(2)(ii)(b)(3) of the Treasury Regulations), by the end of the taxable year during which such liquidation occurs (or, if later, within 90 days after the date of such liquidation) by contributing, in cash as a Capital Contribution to the Partnership, the lesser of (i) $___________ and (ii) the amount of such deficit balance, which cash amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

This Notice and Agreement, once completed, executed and delivered to the General Partner and accepted by the General Partner, shall be effective as of January ___, 2____, and remain in effect until the end of the first taxable year of the Partnership in which the undersigned Limited Partner’s Adjusted Capital Account Balance (determined without regard to any obligation to restore such deficit pursuant to this Notice) has a positive balance, in accordance with Section 1.704-1(b)(2)(ii)(f) and after all allocations, contributions and distributions have be allocated to the Capital Accounts for such taxable year. Upon the occurrence of such event, this deficit restoration obligation shall be terminated and shall be of no further effect.

This Notice and Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together one and the same agreement.

Dated:	LIMITED PARTNER:

By:
Name:
Title:

[Exhibit C - Page 73]

Accepted:	GENERAL PARTNER:

STIRLING OP GENERAL PARTNER LLC, a
Delaware limited liability company, as General
Partner of Stirling REIT OP, LP

By:
Name:
Title:

[Exhibit C - Page 74]

EXHIBIT H

DESIGNATION OF INTERESTS ISSUED TO ASHFORD LIMITED PARTNERS

Pursuant to Section 4.3(a)(i) of the Agreement of Limited Partnership of Stirling REIT OP, LP (the “Agreement”), to which this Exhibit H is attached, the General Partner has caused the Partnership to issue additional Partnership Interests in the form of (a) Class I Units in the number and to Ashford Hospitality Limited Partnership, a Delaware limited partnership (“AHLP”), Ashford Inc., a Delaware corporation (“Ashford Inc.” and together with AHLP, “Ashford Limited Partners”), Ashford Hospitality Advisors LLC, a Delaware limited liability company (“AHA”) and Ashford TRS Corporation, a Delaware corporation (“Ashford TRS”) and (b) Class E Units in the number and to Ashford Hospitality Advisors LLC, a Delaware limited liability company (“AHA”). The Class I Units or Class E Units, as applicable, issued to the Ashford Limited Partners shall be governed by the terms of the Agreement subject to the following:

1.	Definitions. The following terms are hereby defined as follows for purposes of the Agreement with respect to the Ashford Limited Partners, any transferees of such Ashford Limited Partners in an Ashford Permitted Disposal and the Class I Units or Class E Units, as applicable, acquired by such persons on December 6, 2023:

“Ashford Permitted Disposal” means a transfer by an Ashford Limited Partner of Class I Units or Class E Units, as applicable:

(i) to any Person who, on the date of such proposed transfer is either a partner, member or shareholder of such Ashford Limited Partner, provided that such transferee satisfies all criteria for transfer applicable to such transferee, as set forth in the Partnership Agreement or that certain Contribution Agreement between the Partnership and Ashford Limited Partner, dated as of December 6, 2023 and agrees in writing to be bound by all of the terms and conditions of the Partnership Agreement; or

(ii) in connection with a pledge, delivery or other grant of a security interest in the Class I Units or Class E Units, as applicable, held by an Ashford Limited Partner or a transfer under clause (i) for the purpose of securing a bona fide lending transaction.

“Lock-Up Agreement” shall mean the Lock-Up Agreement dated as of December 6, 2023, executed by the Ashford Limited Partners in favor of the Company.

“Lock-Up Period” shall mean a period of one (1) year from the date of this Agreement with respect to all of the Class I Units issued to the Ashford Limited Partners on such date; provided, however, that in the event any Ashford Limited Partner desires to redeem its respective Class I Units or Class E Units, as applicable (or any stock received upon conversion of such Class I Units or Class E Units) for cash on a Net Asset Value Per Unit basis, such redemption may not occur until the date that is three (3) years from the date of the issuance of the Class I Units or Class E Units, as applicable.

[Exhibit C - Page 75]

2.	Amendment with respect to Section 9.5:

The consent required by Section 9.5(a) shall not be required in the event of an Ashford Permitted Disposal.

3.	Amendment with respect to Section 9.6(a)(i):

Section 9.6(a)(i) shall not apply in the case of an assignee resulting from an Ashford Permitted Disposal.

[Exhibit C - Page 76]

APPENDIX 1
ALLOCATION OF CERTAIN MANAGEMENT FEES UNDER THE ADVISORY AGREEMENT

In accordance with Section 8.1(b) of the Agreement, this Schedule 1 allocates certain fees payable pursuant to the Advisory Agreement among the various Classes of Partnership Units as set forth below.

1.	Annual Management Fees. Section 10 of the Advisory Agreement provides for annual fees (payable monthly) computed as the sum of specified percentages of the aggregate Net Asset Values of each of the Classes of REIT Shares (hereinafter referred to as the “management fee”). For each fiscal year of the Partnership, the management fee shall be allocated among the Classes of Partnership Units as follows:

(a)	to the Class D Units, 1.25% per annum of the aggregate Net Asset Value of the Class D Units;

(b)	to the Class E Units, 0.0% per annum of the aggregate Net Asset Value of the Class E Units;

(c)	to the Class I Units, 1.25% per annum of the aggregate Net Asset Value of the Class I Units;

(d)	to the Class S Units, 1.25% per annum of the aggregate Net Asset Value of the Class S Units; and

(e)	to the Class T Units, 1.25% per annum of the aggregate Net Asset Value of the Class T Units.

Net Asset Values shall be determined at the same times and in the same manner as such Net Asset Values determined under the Advisory Agreement. Each holder of Partnership Units of a particular Class shall be allocated a portion of the management fee allocated to such Class (the “Aggregate Class Allocation”) equal to the product of the Aggregate Class Allocation multiplied by a fraction the numerator of which is the number of Units of such Class held by the holder and the denominator of which is the total number of Units of such Class outstanding at the time of the allocation.

[Exhibit C - Page 77]

EXHIBIT D

LOCK UP AGREEMENT

December 6, 2023

Stirling REIT OP, LP

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Attention: Eric Batis

Email: ebatis@ashfordinc.com

Ladies and Gentlemen,

In consideration of the Contribution Agreement dated as of December 6, 2023 (the “Contribution Agreement”) by and among Ashford Hospitality Limited Partnership, a Delaware limited partnership (“AHLP”), Ashford TRS Corporation, a Delaware corporation (“Ashford TRS” and, together with AHLP, “Contributor”), and Stirling REIT OP, LP, a Delaware limited partnership (“Stirling”), pursuant to which Contributor contributed certain interests to Stirling in exchange for certain consideration which includes certain units of limited partnership interest (the “Units”) of Stirling, each of the undersigned hereby agrees that the undersigned will not assign, sell or otherwise transfer in whole or in part, or subject to any purchase rights or rights of redemption or conversion, in any of the Units, until the date that is one (1) year from the date of the issuance of the Units; provided, however, that in the event the undersigned desires to redeem its respective Units (or any stock received upon conversion of such Units) for cash on a Net Asset Value Per Unit basis, such redemption may not occur until the date that is three (3) years from the date of the issuance of the Units. Any purported transaction in breach of this Lock-Up Agreement prior to the dates set forth in the foregoing sentence shall be null and void ab initio and shall not be binding on or recognized by Stirling. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Contribution Agreement.

Very truly yours,

Ashford Hospitality Limited Partnership, a Delaware limited partnership

By:	Ashford OP General Partner LLC, a Delaware limited liability company, its general partner

By:
Name:	J. Robison Hays
Title:	CEO

Ashford TRS Corporation, a Delaware corporation

By:
Name:	Deric Eubanks
Title:	President

[Exhibit D - Page 1]

SCHEDULE 2

HOTEL PROPERTIES, HOTEL OWNERS AND OPERATING LESSEES

Hotel	Hotel Owner	Operating Lessee
Hampton Inn 3240 Buford Drive Buford, GA 30519	Ashford Buford I LP	Stirling TRS Buford I LLC
Residence Inn Hartford – Manchester 201 Hale Road Manchester, CT 06042-1739	RI Manchester Hotel Partners, LP	RI TRS Manchester LLC
Residence Inn Jacksonville 10551 Deerwood Park Blvd Jacksonville, FL 32256	Ashford Jacksonville IV LP	Ashford TRS Jacksonville IV LLC
Springhill Suites 3250 Buford Drive Buford, GA 30519	Ashford Buford II LP	Stirling TRS Buford II LLC

Schedule 2 – Hotel Properties, Hotel Owners and Operating Lessees